Exhibit 4.2

EXECUTION VERSION

DEPOSIT AGREEMENT

among

WESCO INTERNATIONAL, INC.,

COMPUTERSHARE INC. and COMPUTERSHARE TRUST COMPANY, N.A., as Depositary,

and

THE HOLDERS FROM TIME TO TIME OF

THE DEPOSITARY RECEIPTS DESCRIBED HEREIN

Dated as of June 19, 2020

i

ii

DEPOSIT AGREEMENT dated as of June 19, 2020, among (i) WESCO International, Inc., a Delaware corporation, (ii) Computershare Inc., a Delaware corporation, and its wholly owned subsidiary, Computershare Trust Company, N.A., a national banking association, jointly as Depositary (as hereinafter defined); and (iii) the Holders from time to time of the Receipts described herein.

WHEREAS, it is desired to provide, as hereinafter set forth in this Deposit Agreement, for the deposit of shares of Series A Preferred Stock of the Corporation from time to time with the Depositary for the purposes set forth in this Deposit Agreement and for the issuance hereunder of Receipts evidencing Depositary Shares in respect of the Series A Preferred Stock so deposited; and

WHEREAS, the Receipts are to be substantially in the form of Exhibit A annexed hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in this Deposit Agreement;

NOW, THEREFORE, in consideration of the premises, the parties hereto agree as follows:

ARTICLE I
DEFINED TERMS

Section 1.1          Definitions.

The following definitions shall for all purposes, unless otherwise indicated, apply to the respective terms used in this Deposit Agreement:

“Certificate of Designations” shall mean the relevant Certificate of Designations with respect to Series A Preferred Stock filed with the Secretary of State of the State of Delaware establishing the Series A Preferred Stock as a series of preferred stock of the Corporation.

“Computershare” shall mean Computershare Inc., a Delaware corporation, and its successors.

“Corporation” shall mean WESCO International, Inc., a Delaware corporation, and its successors.

“Deposit Agreement” shall mean this Deposit Agreement, as amended, modified or supplemented from time to time in accordance with the terms hereof.

“Depositary” shall mean, collectively, Computershare and the Trust Company, and any successor as Depositary hereunder.

“Depositary’s Agent” shall mean an agent appointed by the Depositary pursuant to Section 7.5.

“Depositary Shares” shall mean the depositary shares, each representing 1/1,000th of one share of the Series A Preferred Stock, and the same proportionate interest in any and all other property received by the Depositary in respect of such share of Series A Preferred Stock and held under this Deposit Agreement, all as evidenced by the Receipts issued hereunder.  Subject to the terms of this Deposit Agreement, each owner of a Depositary Share is entitled, proportionately, to all the rights, preferences and privileges of the Series A Preferred Stock represented by such Depositary Share (including the dividend, voting, redemption and liquidation rights contained in the Certificate of Designations).

“Depositary’s Office” shall mean the office or offices of the Depositary at which at any particular time its depositary receipt business shall be administered, which is currently located at 150 Royall Street, Canton, MA 02021.

“Dividend Disbursing Agent” shall mean Computershare or any bank or trust company appointed to receive dividends on the deposited Series A Preferred Stock and disburse the same to the holders of Receipts, as herein provided.

“DTC” shall mean The Depository Trust Company.

“Effective Date” shall mean June 19, 2020.

“Exchange Event” shall mean with respect to any Global Registered Receipt:

(1)  (A) the Global Receipt Depository which is the Holder of such Global Registered Receipt or Receipts notifies the Corporation that it is no longer willing or able to properly discharge its responsibilities under any Letter of Representations or that it is no longer eligible or in good standing under the Securities Exchange Act of 1934, as amended, and (B) the Corporation has not appointed a qualified successor Global Receipt Depository within 90 calendar days after the Corporation received such notice, or

(2)  the Corporation in its sole discretion notifies the Depositary in writing that the Receipts or portion thereof issued or issuable in the form of one or more Global Registered Receipts shall no longer be represented by such Global Receipt or Receipts.

“Funds” shall have the meaning set forth in Section 2.9.

“Global Receipt Depository” shall mean, with respect to any Receipt issued hereunder, DTC or such other entity designated as Global Receipt Depository by the Corporation in or pursuant to this Deposit Agreement, which entity must be, to the extent required by any applicable law or regulation, a clearing agency registered under the Securities Exchange Act of 1934, as amended.

“Global Registered Receipts” means a global registered Receipt, in definitive or book-entry form, registered in the name of a nominee of DTC.

“Letter of Representations” means any applicable agreement among the Corporation, the Depositary and a Global Receipt Depository with respect to such Global Receipt Depository’s rights and obligations with respect to any Global Registered Receipts, as the same may be amended, supplemented, restated or otherwise modified from time to time and any successor agreement thereto.

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Officer’s Certificate” shall mean a certificate in substantially the form set forth as Exhibit B hereto, which is signed by an officer of the Corporation and which shall include the terms and conditions of the Series A Preferred Stock to be issued by the Corporation and deposited with the Depositary from time to time in accordance with the terms hereof.

“Person” shall mean any natural person, partnership, joint venture, firm, corporation, limited liability company, limited liability partnership, unincorporated association, trust or other entity, and shall include any successor (by merger or otherwise) of the foregoing.

“Receipt” shall mean one of the depositary receipts issued hereunder, substantially in the form set forth as Exhibit A hereto, whether in definitive or temporary form, and evidencing the number of Depositary Shares with respect to the Series A Preferred Stock held of record by the Record Holder of such Depositary Shares.

“Record Holder” or “Holder” as applied to a Receipt shall mean the person in whose name such Receipt is registered on the books of the Depositary maintained for such purpose.

“Redemption Agent” shall mean the Depositary or any bank or trust company appointed to receive redemption proceeds on the deposited Series A Preferred Stock and to disburse the same to the holders of the Receipts, as herein provided.

“Redemption Date” shall have the meaning set forth in Section 2.8.

“Registrar” shall mean the Depositary or such other successor bank or trust company which shall be appointed by the Corporation to register ownership and transfers of Receipts and the deposited Series A Preferred Stock as herein provided; and if a successor Registrar shall be so appointed, references herein to “the books” of or maintained by the Depositary shall be deemed, as applicable, to refer as well to the register maintained by such Registrar for such purpose.

“S&P” means S&P Global Ratings.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Series A Preferred Stock” shall mean the shares of the Corporation’s 10.625% Series A Fixed-Rate Reset Cumulative Perpetual Preferred Stock, with a liquidation preference of $25,000 per share, designated in the Certificate of Designations and described in the Officer’s Certificate delivered pursuant to Section 2.2 hereof.

“Transfer Agent” shall mean the Depositary or such other successor bank or trust company which shall be appointed by the Corporation to transfer the Receipts and the deposited Series A Preferred Stock, as herein provided.

“Trust Company” shall mean Computershare Trust Company, N.A., a federally chartered trust company.

ARTICLE II
FORM OF RECEIPTS, DEPOSIT OF SERIES A PREFERRED STOCK, EXECUTION
AND DELIVERY, TRANSFER, SURRENDER AND REDEMPTION OF RECEIPTS

Section 2.1          Form and Transfer of Receipts.

The definitive Receipts shall be substantially in the form set forth in Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided and shall be engraved or otherwise prepared so as to comply with applicable rules of the New York Stock Exchange or its successor.  Pending the preparation of definitive Receipts, the Depositary, upon the written order of the Corporation, delivered in compliance with Section 2.2, shall execute and deliver temporary Receipts which may be printed, lithographed, typewritten, mimeographed or otherwise substantially of the tenor of the definitive Receipts in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the persons executing such Receipts may determine, as evidenced by their execution of such Receipts.  If temporary Receipts are issued, the Corporation and the Depositary will cause definitive Receipts to be prepared without unreasonable delay.  After the preparation of definitive Receipts, the temporary Receipts shall be exchangeable for definitive Receipts upon surrender of the temporary Receipts at an office described in the penultimate paragraph of  Section 2.2, without charge to the Holder.  Upon surrender for cancellation of any one or more temporary Receipts, the Depositary shall execute and deliver, in exchange therefor, definitive Receipts representing the same number of Depositary Shares as represented by the surrendered temporary Receipt or Receipts.  Such exchange shall be made at the Corporation’s expense and without any charge therefor.  Until so exchanged, the temporary Receipts shall in all respects be entitled to the same benefits under this Deposit Agreement as definitive Receipts.

Receipts shall be executed by the Depositary by the manual or facsimile signature of a duly authorized officer of the Depositary.  No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose unless it shall have been executed manually or by facsimile signature by a duly authorized officer of the Depositary or, if a Registrar for the Receipts (other than the Depositary) shall have been appointed, by manual or facsimile signature of a duly authorized officer of the Depositary and countersigned by manual or facsimile signature by a duly authorized officer of such Registrar.  The Depositary shall record on its books each Receipt so signed and delivered as hereinafter provided.

Receipts shall be in denominations of any number of whole Depositary Shares.  All Receipts shall be dated the date of their issuance.

Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Deposit Agreement all as may be required by the Depositary and approved by the Corporation or as required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange upon which the Series A Preferred Stock, the Depositary Shares or the Receipts may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject.

Title to Depositary Shares evidenced by a Receipt which is properly endorsed or accompanied by a properly executed instrument of transfer and affixed with the signature guarantee of a guarantor institution which is a participant in a signature guarantee program approved by the Securities Transfer Association, shall be transferable by delivery with the same effect as in the case of a negotiable instrument in accordance with the Depositary’s procedures; provided, however, that until transfer of any particular Receipt shall be registered on the books of the Depositary as provided in Section 2.3, the Depositary may, notwithstanding any notice to the contrary, treat the Record Holder thereof at such time as the absolute owner thereof for the purpose of determining the person entitled to distributions of dividends or other distributions or to any notice provided for in this Deposit Agreement and for all other purposes.

The Corporation shall provide an opinion of counsel to the Depositary at the Effective Date in form and substance reasonably satisfactory to the Depositary containing opinions relating to, (A) the existence and good standing of the Corporation, (B) the due authorization of the Depositary Shares and the status of the Depositary Shares as validly issued, fully paid and non-assessable, and (C) the effectiveness of any registration statement under the Securities Act relating to the Depositary Shares or whether exemption from such registration is applicable.

Section 2.2          Deposit of Series A Preferred Stock; Execution and Delivery of Receipts in Respect Thereof.

Subject to the terms and conditions of this Deposit Agreement, the Corporation may from time to time deposit shares of Series A Preferred Stock under this Deposit Agreement by delivering to the Depositary, including via electronic book-entry, such shares of Series A Preferred Stock to be deposited, properly endorsed or accompanied, if applicable and required by the Depositary, by a duly executed instrument of transfer or endorsement, in form satisfactory to the Depositary, together with all such certifications as may be required by the Depositary in accordance with the provisions of this Deposit Agreement and an executed Officer’s Certificate attaching the Certificate of Designations and all other information required to be set forth therein, and together with a written order of the Corporation directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order a Receipt or Receipts evidencing in the aggregate the number of Depositary Shares representing such deposited Series A Preferred Stock.  Each Officer’s Certificate delivered to the Depositary in accordance with the terms of this Deposit Agreement shall be deemed to be incorporated into this Deposit Agreement and shall be binding on the Corporation, the Depositary and the Holders of Receipts to which such Officer’s Certificate relates.

The Series A Preferred Stock that is deposited shall be held by the Depositary at the Depositary’s Office.  The Depositary shall not lend any Series A Preferred Stock deposited hereunder.

Upon receipt by the Depositary of Series A Preferred Stock deposited in accordance with the provisions of this Section, together with the other documents required as above specified, and upon recordation of the Series A Preferred Stock on the books of the Corporation (or its duly appointed transfer agent) in the name of the Depositary or its nominee, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall execute and deliver to or upon the order of the person or persons named in the written order delivered to the Depositary referred to in the first paragraph of this Section, a Receipt or Receipts evidencing in the aggregate the number of Depositary Shares representing the Series A Preferred Stock so deposited and registered in such name or names as may be requested by such person or persons.  The Depositary shall execute and deliver such Receipt or Receipts at the Depositary’s Office.

Section 2.3          Registration of Transfer of Receipts.

Subject to the terms and conditions of this Deposit Agreement, the Depositary shall register on its books from time to time transfers of Receipts upon any surrender thereof by the Holder in person or by duly authorized attorney, properly endorsed or accompanied by a properly executed instrument of transfer which shall be affixed with the signature guarantee of a guarantor institution which is a participant in a signature guarantee program approved by the Securities Transfer Association, and any other evidence of authority that may be reasonably required by the Depositary, together with evidence of the payment by the applicable party of any taxes or charges as may be required by law.  Thereupon, the Depositary shall execute a new Receipt or Receipts evidencing the same aggregate number of Depositary Shares as those evidenced by the Receipt or Receipts surrendered and deliver such new Receipt or Receipts to or upon the order of the person entitled thereto.

The Depositary shall not be required (a) to issue, transfer or exchange any Receipts for a period beginning at the opening of business 30 days next preceding any selection of Depositary Shares and Series A Preferred Stock to be redeemed and ending at the close of business on the day of the sending of notice of redemption, or (b) to transfer or exchange for another Receipt any Receipt called or being called for redemption in whole or in part except as provided in Section 2.8.

Section 2.4          Split-ups and Combinations of Receipts; Surrender of Receipts and Withdrawal of Series A Preferred Stock.

Upon surrender of a Receipt or Receipts at the Depositary’s Office or at such other offices as it may designate for the purpose of effecting a split-up or combination of such Receipt or Receipts, and subject to the terms and conditions of this Deposit Agreement, the Depositary shall execute a new Receipt or Receipts in the authorized denomination or denominations requested, evidencing the aggregate number of Depositary Shares evidenced by the Receipt or Receipts surrendered, and shall deliver such new Receipt or Receipts to or upon the order of the Holder of the Receipt or Receipts so surrendered.

Any Holder of a Receipt or Receipts may withdraw the number of whole shares of Series A Preferred Stock and all money and other property, if any, represented thereby by surrendering such Receipt or Receipts at the Depositary’s Office or at such other offices as the Depositary may designate for such withdrawals.  Thereafter, without unreasonable delay, the Depositary shall deliver to such Holder, or to the person or persons designated by such Holder as hereinafter provided, the number of whole shares of Series A Preferred Stock and all money and other property, if any, represented by the Receipt or Receipts so surrendered for withdrawal, but Holders of such whole shares of Series A Preferred Stock will not thereafter be entitled to deposit such Series A Preferred Stock hereunder or to receive a Receipt evidencing Depositary Shares therefor.  If a Receipt delivered by the Holder to the Depositary in connection with such withdrawal shall evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of whole shares of Series A Preferred Stock, the Depositary shall at the same time, in addition to such number of whole shares of Series A Preferred Stock and such money and other property, if any, to be so withdrawn, deliver to such Holder, or subject to Section 2.3 upon his order, a new Receipt evidencing such excess number of Depositary Shares.

In no event will fractional shares of Series A Preferred Stock (or any cash payment in lieu thereof) be delivered by the Depositary.  Delivery of the Series A Preferred Stock and money and other property, if any, being withdrawn may be made by the delivery of such certificates, documents of title and other instruments as the Depositary may deem appropriate.

If the Series A Preferred Stock and the money and other property, if any, being withdrawn are to be delivered to a person or persons other than the Record Holder of the related Receipt or Receipts being surrendered for withdrawal of such Series A Preferred Stock, such Holder shall execute and deliver to the Depositary a written order so directing the Depositary and the Depositary may require that the Receipt or Receipts surrendered by such Holder for withdrawal of such shares of Series A Preferred Stock be properly endorsed in blank or accompanied by a properly executed instrument of transfer in blank.

Delivery of the Series A Preferred Stock and the money and other property, if any, represented by Receipts surrendered for withdrawal shall be made by the Depositary at the Depositary’s Office, except that, at the request, risk and expense of the Holder surrendering such Receipt or Receipts and for the account of the Holder thereof, such delivery may be made at such other place as may be designated by such Holder.

Section 2.5          Limitations on Execution and Delivery, Transfer, Surrender and Exchange of Receipts.

As a condition precedent to the execution and delivery, registration of transfer, split-up, combination, surrender or exchange of any Receipt, the Depositary, any of the Depositary’s Agents or the Corporation may require payment to it of a sum sufficient for the payment (or, in the event that the Depositary or the Corporation shall have made such payment, the reimbursement to it) of any charges or expenses payable by the Holder of a Receipt pursuant to Section 5.7, may require the production of evidence satisfactory to it as to the identity and genuineness of any signature, and may also require compliance with such regulations, if any, as the Depositary or the Corporation may establish consistent with the provisions of this Deposit Agreement and/or applicable law.

The deposit of the Series A Preferred Stock may be refused, the delivery of Receipts against Series A Preferred Stock may be suspended, the registration of transfer of Receipts may be refused and the registration of transfer, surrender or exchange of outstanding Receipts may be suspended (i) during any period when the register of stockholders of the Corporation is closed or (ii) if any such action is deemed necessary or advisable by the Depositary, any of the Depositary’s Agents or the Corporation at any time or from time to time because of any requirement of law or of any government or governmental body or commission or under any provision of this Deposit Agreement.

Section 2.6          Lost Receipts, etc.

In case any Receipt shall be mutilated, destroyed, lost or stolen, the Depositary in its discretion may execute and deliver a Receipt of like form and tenor in exchange and substitution for such mutilated Receipt upon cancellation thereof, or in lieu of and in substitution for such destroyed, lost or stolen Receipt, upon (i) the filing by the Holder thereof with the Depositary of evidence satisfactory to the Depositary of such destruction or loss or theft of such Receipt, of the authenticity thereof and of his or her ownership thereof, (ii) the Holder thereof furnishing the Depositary with an affidavit and a bond satisfactory to the Depositary, and (iii) the payment of any reasonable expense (including reasonable fees, charges and expenses of the Depositary) in connection with such execution and delivery.  Applicants for such substitute Receipts shall also comply with such other reasonable regulations and pay such other reasonable charges as the Depositary may prescribe and as required by Section 8-405 of the Uniform Commercial Code.

Section 2.7          Cancellation and Destruction of Surrendered Receipts.

All Receipts surrendered to the Depositary or any Depositary’s Agent shall be cancelled by the Depositary.  Except as prohibited by applicable law or regulation, the Depositary is authorized and directed to destroy all Receipts so cancelled.

Section 2.8          Redemption of Series A Preferred Stock.

Whenever the Corporation shall be permitted and shall elect to redeem shares of Series A Preferred Stock in accordance with the terms of the Certificate of Designations (including pursuant to a Ratings Event Redemption Right, a Call Date Redemption Right or a Special Optional Redemption Right, in each case, as described therein), it shall (unless otherwise agreed to in writing with the Depositary) give or cause to be given to the Depositary, not less than 30 days and not more than 60 days prior to the Redemption Date (as defined below), notice of such redemption, which shall state:  (i) the Redemption Date; (ii) the number of shares of Series A Preferred Stock to be redeemed and, if less than all the shares of Series A Preferred Stock are to be redeemed, the number of such shares of Series A Preferred Stock held by the Depositary to be so redeemed; (iii) the redemption price; and (iv) the place or places where the certificates evidencing shares of Series A Preferred Stock, if any, are to be surrendered for payment of the redemption price.  In case less than all the outstanding shares of Series A Preferred Stock are to be redeemed, the shares of Series A Preferred Stock to be so redeemed shall be selected either pro rata or by lot or in such other manner determined by the Corporation to be fair and equitable.  On the date of such redemption, the Depositary shall redeem the number of Depositary Shares representing such Series A Preferred Stock, provided that the Corporation shall then have paid or caused to be paid in full to Computershare the redemption price of the Series A Preferred Stock to be redeemed, plus an amount equal to any declared and unpaid dividends thereon to the date fixed for redemption in accordance with the provisions of the Certificate of Designations.  The Depositary shall send notice of the Corporation’s redemption of Series A Preferred Stock and the proposed simultaneous redemption of the number of Depositary Shares representing the Series A Preferred Stock to be redeemed by a reasonably acceptable transmission method, not less than 30 days and not more than 60 days prior to the date fixed for redemption of such Series A Preferred Stock and Depositary Shares (the “Redemption Date”), to the Record Holders of the Receipts evidencing the Depositary Shares to be so redeemed at their respective last addresses as they appear on the records of the Depositary; but neither failure to send any such notice of redemption of Depositary Shares to one or more such Holders nor any defect in any notice of redemption of Depositary Shares to one or more such Holders shall affect the sufficiency of the proceedings for redemption as to the other Holders.

Notice having been transmitted by the Depositary as aforesaid, from and after the Redemption Date (unless the Corporation shall have failed to set aside the Funds necessary to redeem the Series A Preferred Stock evidenced by the Depositary Shares called for redemption in accordance with the terms of the Certificate of Designations) (i) dividends on the shares of Series A Preferred Stock so called for redemption shall cease to accrue from and after such date and all shares of Series A Preferred Stock called for redemption shall cease to be outstanding and any rights with respect to such shares shall cease and terminate (except for the right to receive the redemption price without interest), (ii) the Depositary Shares being redeemed from such proceeds shall be deemed no longer to be outstanding, (iii) all rights of the Holders of Receipts evidencing such Depositary Shares (except the right to receive the redemption price without interest) shall, to the extent of such Depositary Shares, cease and terminate, and (iv) upon surrender in accordance with such redemption notice of the Receipts evidencing any such Depositary Shares called for redemption (properly endorsed or assigned for transfer, if the Depositary or applicable law shall so require), such Depositary Shares shall be redeemed by the Depositary at a redemption price per Depositary Share equal to 1/1,000th of the redemption price per share of Series A Preferred Stock so redeemed plus all money and other property, if any, represented by such Depositary Shares, including all amounts declared and paid by the Corporation in respect of dividends in accordance with the provisions of the Certificate of Designations.

If fewer than all of the Depositary Shares evidenced by a Receipt are called for redemption, the Depositary will deliver to the Holder of such Receipt upon its surrender to the Depositary, together with the redemption payment, a new Receipt evidencing the Depositary Shares evidenced by such prior Receipt and not called for redemption.

If less than all of the Series A Preferred Stock is redeemed pursuant to the Corporation’s exercise of any optional redemption right permitting such a redemption of less than all of the Series A Preferred Stock, the Depositary will select the Depositary Shares to be redeemed pursuant to this Section 2.8 on a pro rata basis, by lot or in such other manner as the Depositary may determine to be fair and equitable and provided that such methodology is consistent with any applicable stock exchange rules.

Section 2.9          Bank Accounts.

All funds received by Computershare under this Deposit Agreement that are to be distributed or applied by Computershare in the performance of services hereunder (the “Funds”) shall be held by Computershare as agent for the Corporation and deposited in one or more bank accounts to be maintained by Computershare in its name as agent for the Corporation.  Until paid pursuant to this Deposit Agreement, Computershare may hold or invest the Funds through such accounts in:  (i) obligations of, or guaranteed by, the United States of America, (ii) commercial paper obligations rated A-1 or P-1 or better by S&P or Moody’s, respectively, (iii) money market funds that comply with Rule 2a-7 of the Investment Company Act of 1940, or (iv) demand deposit accounts, short term certificates of deposit, bank repurchase agreements or bankers’ acceptances, of commercial banks with Tier 1 capital exceeding $1 billion or with an average rating above investment grade by S&P (LT Local Issuer Credit Rating), Moody’s (Long Term Rating) and Fitch Ratings, Inc. (LT Issuer Default Rating) (each as reported by Bloomberg Finance L.P.).  The Depositary shall have no responsibility or liability for any diminution of the Funds that may result from any deposit or investment made by Computershare in accordance with this paragraph, including any losses resulting from a default by any bank, financial institution or other third party.  Computershare may from time to time receive interest, dividends or other earnings in connection with such deposits or investments.  The Depositary shall not be obligated to pay such interest, dividends or earnings to the Corporation, any holder or any other party.

Section 2.10          Receipts Issuable in Global Registered Form.

If the Corporation shall determine in a writing delivered to the Depositary that the Receipts are to be issued in whole or in part in the form of one or more Global Registered Receipts, then the Depositary shall, in accordance with the other provisions of this Deposit Agreement, execute and deliver one or more Global Registered Receipts evidencing such Receipts, which (i) shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, the Receipts to be represented by such Global Registered Receipt or Receipts and (ii) shall be registered in the name of the Global Receipt Depository therefor or its nominee.

Notwithstanding any other provision of this Deposit Agreement to the contrary, unless otherwise provided in the Global Registered Receipt, a Global Registered Receipt may only be transferred in whole and only by the applicable Global Receipt Depository for such Global Registered Receipt to a nominee of such Global Receipt Depository, or by a nominee of such Global Receipt Depository to such Global Receipt Depository or another nominee of such Global Receipt Depository, or by such Global Receipt Depository or any such nominee to a successor Global Receipt Depository for such Global Registered Receipt selected or approved by the Corporation or to a nominee of such successor Global Receipt Depository.  Except as provided below, owners solely of beneficial interests in a Global Registered Receipt shall not be entitled to receive physical delivery of the Receipts represented by such Global Registered Receipt.  Neither any such beneficial owner nor any direct or indirect participant of a Global Receipt Depository shall have any rights under this Deposit Agreement with respect to any Global Registered Receipt held on their behalf by a Global Receipt Depository and such Global Receipt Depository may be treated by the Corporation, the Depositary and any director, officer, employee or agent of the Corporation or the Depositary as the holder of such Global Registered Receipt for all purposes whatsoever.  Unless and until definitive Receipts are delivered to the owners of the beneficial interests in a Global Registered Receipt, (1) the applicable Global Receipt Depository will make book-entry transfers among its participants and receive and transmit all payments and distributions in respect of the Global Registered Receipts to such participants, in each case, in accordance with its applicable procedures and arrangements, and (2) whenever any notice, payment or other communication to the holders of Global Registered Receipts is required under this Deposit Agreement, the Corporation and the Depositary or Computershare, as appropriate, shall give all such notices, payments and communications specified herein to be given to such holders to the applicable Global Receipt Depository.

If an Exchange Event has occurred with respect to any Global Registered Receipt, then, in any such event, the Depositary shall, upon receipt of a written order from the Corporation for the execution and delivery of individual definitive registered Receipts in exchange for such Global Registered Receipt, execute and deliver, individual definitive registered Receipts, in authorized denominations and of like tenor and terms in an aggregate principal amount equal to the principal amount of the Global Registered Receipt in exchange for such Global Registered Receipt.

Definitive registered Receipts issued in exchange for a Global Registered Receipt pursuant to Section 2.10 shall be registered in such names and in such authorized denominations as the Global Receipt Depository for such Global Registered Receipt, pursuant to instructions from its participants, shall instruct the Depositary in writing.  The Depositary shall deliver such Receipts to the persons in whose names such Receipts are so registered.

Notwithstanding anything to the contrary in this Deposit Agreement, should the Corporation determine that the Receipts should be issued as a Global Registered Receipt, the parties hereto shall comply with the terms of any Letter of Representations.

ARTICLE III
CERTAIN OBLIGATIONS OF HOLDERS OF RECEIPTS AND THE CORPORATION

Section 3.1          Filing Proofs, Certificates and Other Information.

Any Holder of a Receipt may be required from time to time to file such proof of residence, or other matters or other information, to execute such certificates and to make such representations and warranties as the Depositary or the Corporation may reasonably deem necessary or proper.  The Depositary or the Corporation may withhold the delivery, or delay the registration of transfer or redemption, of any Receipt or the withdrawal of the Series A Preferred Stock represented by the Depositary Shares and evidenced by a Receipt or the distribution of any dividend or other distribution or the sale of any rights or of the proceeds thereof until such proof or other information is filed or such certificates are executed or such representations and warranties are made.

Section 3.2          Payment of Taxes or Other Governmental Charges.

Holders of Receipts shall be obligated to make payments to the Depositary of certain charges, taxes and expenses, as provided in Section 5.7.  Registration of transfer of any Receipt or any withdrawal of Series A Preferred Stock and all money or other property, if any, represented by the Depositary Shares evidenced by such Receipt may be refused until any such payment due is made, and any dividends, interest payments or other distributions may be withheld or any part of or all the Series A Preferred Stock or other property represented by the Depositary Shares evidenced by such Receipt and not theretofore sold may be sold for the account of the Holder thereof (after attempting by reasonable means to notify such Holder prior to such sale), and such dividends, interest payments or other distributions or the proceeds of any such sale may be applied to any payment of such charges or expenses, the Holder of such Receipt remaining liable for any deficiency.

Section 3.3          Warranty as to Series A Preferred Stock.

The Corporation hereby represents and warrants that the Series A Preferred Stock, when issued, will be duly authorized, validly issued, fully paid and nonassessable.  Such representation and warranty shall survive the deposit of the Series A Preferred Stock and the issuance of the related Receipts.

Section 3.4          Warranty as to Receipts.

The Corporation hereby represents and warrants that the Receipts, when issued, will represent legal and valid interests in the Series A Preferred Stock.  Such representation and warranty shall survive the deposit of the Series A Preferred Stock and the issuance of the Receipts.

ARTICLE IV
THE DEPOSITED SECURITIES; NOTICES

Section 4.1          Cash Distributions.

Whenever Computershare shall receive any cash dividend or other cash distribution on the Series A Preferred Stock, Computershare shall, subject to Sections 3.1 and 3.2, distribute to Record Holders of Receipts on the record date fixed pursuant to Section 4.4 such amounts of such dividend or distribution as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by the Receipts held by such Holders; provided, however, that in case the Corporation or Computershare shall be required to withhold and shall withhold from any cash dividend or other cash distribution in respect of the Series A Preferred Stock an amount on account of taxes, the amount made available for distribution or distributed in respect of Depositary Shares shall be reduced accordingly.  Computershare shall distribute or make available for distribution, as the case may be, only such amount, however, as can be distributed without attributing to any Holder of Receipts a fraction of one cent.  Any such fractional amounts shall be rounded down to the nearest whole cent and so distributed to record holders entitled thereto and any balance not so distributable shall be held by Computershare (without liability for interest thereon) and shall be added to and be treated as part of the next succeeding distribution to record holders of such Receipts.  Each holder of a Receipt shall provide the Depositary with a properly completed Form W-8 (i.e., Form W-8BEN, Form W-8BEN-E, Form W-8EXP, Form W-8IMY, Form W-8ECI or another applicable Form W-8) or Form W-9 (which form shall set forth such holder’s certified taxpayer identification number if requested on such form), as may be applicable.  Each holder of a Receipt acknowledges that in the event of non-compliance with the preceding sentence, the Internal Revenue Code of 1986, as amended, may require withholding by Computershare of a portion of any of the distribution to be made hereunder.

Section 4.2          Distributions Other than Cash, Rights, Preferences or Privileges.

Whenever the Depositary shall receive any distribution other than cash, rights, preferences or privileges upon the Series A Preferred Stock, the Depositary shall, at the direction of the Corporation, subject to Sections 3.1 and 3.2, distribute to Record Holders of Receipts on the record date fixed pursuant to Section 4.4 such amounts of the securities or property received by it as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by such Receipts held by such Holders, in any manner that the Corporation, in consultation with the Depositary, may deem equitable and practicable for accomplishing such distribution.  If in the opinion of the Depositary such distribution cannot be made proportionately among such Record Holders in accordance with the direction of the Corporation, or if for any other reason (including any requirement that the Corporation or the Depositary withhold an amount on account of taxes) the Depositary deems, after consultation with the Corporation, such distribution not to be feasible, the Depositary may, with the approval of the Corporation, adopt such method deemed equitable and practicable by the Corporation for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, in a commercially reasonable manner.  The net proceeds of any such sale shall, subject to Sections 3.1 and 3.2, be distributed or made available for distribution, as the case may be, by Computershare to Record Holders of Receipts as provided by Section 4.1 in the case of a distribution received in cash.  The Corporation shall not make any distribution of such securities or property to the Depositary and the Depositary shall not make any distribution of such securities or property to the Holders of Receipts unless the Corporation shall have provided an opinion of counsel stating that such securities or property have been registered under the Securities Act or do not need to be registered in connection with such distributions.

Section 4.3          Subscription Rights, Preferences or Privileges.

If the Corporation shall at any time offer or cause to be offered to the persons in whose names the Series A Preferred Stock is recorded on the books of the Corporation any rights, preferences or privileges to subscribe for or to purchase any securities or any rights, preferences or privileges of any other nature, such rights, preferences or privileges shall in each such instance be communicated promptly to the Depositary and thereafter such rights, options or privileges shall be made available by the Depositary to the Record Holders of Receipts in such manner as the Corporation shall instruct the Depositary in writing, either by the issue to such Record Holders of warrants representing such rights, preferences or privileges or by such other method as may be approved by the Corporation; provided, however, that (i) if at the time of issue or offer of any such rights, preferences or privileges the Depositary determines that it is not lawful or (after consultation with the Corporation) not feasible to make such rights, preferences or privileges available to Holders of Receipts by the issue of warrants or otherwise, or (ii) if and to the extent so instructed by Holders of Receipts who do not desire to exercise such rights, preferences or privileges, then the Depositary, in its discretion (with approval of the Corporation, in any case where the Depositary has determined that it is not feasible to make such rights, preferences or privileges available), may, if applicable laws or the terms of such rights, preferences or privileges permit such transfer, sell such rights, preferences or privileges at public or private sale, at such place or places and upon such terms as it may deem proper.  The net proceeds of any such sale shall, subject to Sections 3.1 and 3.2, be distributed by the Depositary to the Record Holders of Receipts entitled thereto as provided by Section 4.1 in the case of a distribution received in cash.  The Depositary shall not make any distribution of such rights, preferences or privileges, unless the Corporation shall have provided to the Depositary an opinion of counsel stating that such rights, preferences or privileges have been registered under the Securities Act or do not need to be registered.

The Corporation shall notify the Depositary whether registration under the Securities Act of the securities to which any rights, preferences or privileges relate is required in order for Holders of Receipts to be offered or sold the securities to which such rights, preferences or privileges relate, and the Corporation agrees with the Depositary that it will file promptly a registration statement pursuant to the Securities Act with respect to such rights, preferences or privileges and securities and use its best efforts and take all steps available to it to cause such registration statement to become effective sufficiently in advance of the expiration of such rights, preferences or privileges to enable such Holders to exercise such rights, preferences or privileges.  In no event shall the Depositary make available to the Holders of Receipts any right, preference or privilege to subscribe for or to purchase any securities unless and until such registration statement shall have become effective, or the Corporation shall have provided to the Depositary an opinion of counsel to the effect that the offering and sale of such securities to the Holders are exempt from registration under the provisions of the Securities Act.

The Corporation shall notify the Depositary whether any other action under the laws of any jurisdiction or any governmental or administrative authorization, consent or permit is required in order for such rights, preferences or privileges to be made available to Holders of Receipts, and the Corporation agrees with the Depositary that the Corporation will use its reasonable best efforts to take such action or obtain such authorization, consent or permit sufficiently in advance of the expiration of such rights, preferences or privileges to enable such Holders to exercise such rights, preferences or privileges.

Section 4.4          Notice of Dividends, etc.; Fixing Record Date for Holders of Receipts.

Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or if rights, preferences or privileges shall at any time be offered, with respect to the Series A Preferred Stock, or whenever the Depositary shall receive notice of any meeting at which holders of the Series A Preferred Stock are entitled to vote or of which holders of the Series A Preferred Stock are entitled to notice, or whenever the Depositary and the Corporation shall decide it is appropriate, the Depositary shall in each such instance fix a record date (which shall be the same date as the record date fixed by the Corporation with respect to or otherwise in accordance with the terms of the Series A Preferred Stock) for the determination of the Holders of Receipts who shall be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting, or who shall be entitled to notice of such meeting or for any other appropriate reasons.

Section 4.5          Voting Rights.

Subject to the provisions of the Certificate of Designations, upon receipt of notice of any meeting at which the holders of the Series A Preferred Stock are entitled to vote, the Depositary shall, as soon as practicable thereafter, send to the Record Holders of Receipts a notice prepared by the Corporation which shall contain (i) such information as is contained in such notice of meeting and (ii) a statement that the Holders may, subject to any applicable restrictions, instruct the Depositary as to the exercise of the voting rights pertaining to the amount of Series A Preferred Stock represented by their respective Depositary Shares (including an express indication that instructions may be given to the Depositary to give a discretionary proxy to a person designated by the Corporation) and a brief statement as to the manner in which such instructions may be given.  Upon the written request of the Holders of Receipts on the relevant record date, the Depositary shall endeavor insofar as practicable to vote or cause to be voted, in accordance with the instructions set forth in such requests, the maximum number of whole shares of Series A Preferred Stock represented by the Depositary Shares evidenced by all Receipts as to which any particular voting instructions are received. The Corporation hereby agrees to take all reasonable action which may be necessary in order for the Depositary to vote such Series A Preferred Stock or cause such Series A Preferred Stock to be voted. In the absence of specific instructions from the Holder of a Receipt, the Depositary will not vote (but, at its discretion, may appear at any meeting with respect to such Series A Preferred Stock unless directed to the contrary by the Holders of all the Receipts) to the extent of the Series A Preferred Stock represented by the Depositary Shares evidenced by such Receipt.

Section 4.6          Changes Affecting Deposited Securities and Reclassifications, Recapitalizations, etc.

Upon any change in par or stated value, split-up, combination or any other reclassification of the Series A Preferred Stock, subject to the provisions of the Certificate of Designations, or upon any recapitalization, reorganization, merger or consolidation affecting the Corporation or to which it is a party, the Depositary may with the approval of, and shall upon the instructions of, the Corporation, and (in either case) in such manner as the Corporation may deem equitable, (i) make such adjustments as are certified by the Corporation in the fraction of an interest represented by one Depositary Share in one share of Series A Preferred Stock and in the ratio of the redemption price per Depositary Share to the redemption price per share of Series A Preferred Stock, in each case as may be necessary fully to reflect the effects of such change in par or stated value, split-up, combination or other reclassification of the Series A Preferred Stock, or of such recapitalization, reorganization, merger or consolidation and (ii) treat any securities which shall be received by the Depositary in exchange for or upon conversion of or in respect of the Series A Preferred Stock as new deposited securities so received in exchange for or upon conversion of or in respect of such Series A Preferred Stock.  In any such case the Depositary may with the approval of the Corporation, execute and deliver additional Receipts or may call for the surrender of all outstanding Receipts to be exchanged for new Receipts specifically describing such new deposited securities.  Anything to the contrary herein notwithstanding, Holders of Receipts shall have the right from and after the effective date of any such change in par or stated value, split-up, combination or other reclassification of the Series A Preferred Stock or any such recapitalization, reorganization, merger or consolidation to surrender such Receipts to the Depositary with instructions to convert, exchange or surrender the Series A Preferred Stock represented thereby only into or for, as the case may be, the kind and amount of shares and other securities and property and cash into which the Series A Preferred Stock represented by such Receipts might have been converted or for which such Series A Preferred Stock might have been exchanged or surrendered immediately prior to the effective date of such transaction.

Section 4.7          Delivery of Reports.

At the Corporation’s expense, the Depositary shall furnish to Holders of Receipts any reports and communications received from the Corporation which is received by the Depositary and which the Corporation is required to furnish to the holders of the Series A Preferred Stock.

Section 4.8          Lists of Receipt Holders.

Reasonably promptly upon request from time to time by the Corporation, at the sole expense of the Corporation, the Depositary shall furnish to it a list, as of the most recent practicable date, of the names, addresses and holdings of Depositary Shares of all registered Holders of Receipts.

Section 4.9          Withholding.

Notwithstanding any other provision of this Deposit Agreement, in the event that the Depositary determines that any distribution in property is subject to any tax or other governmental charge which the Depositary is obligated by law to withhold, the Depositary may dispose of, by public or private sale, all or a portion of such property in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes to the holders of Receipts entitled thereto in proportion to the number of Depositary Shares held by them, respectively; provided, however, that in the event the Depositary determines that such distribution of property is subject to withholding tax only with respect to some but not all holders of Receipts, the Depositary will use its best efforts (i) to sell only that portion of such property distributable to such holders that is required to generate sufficient proceeds to pay such withholding tax and (ii) to effect any such sale in such a manner so as to avoid affecting the rights of any other holders of Receipts to receive such distribution in property.

ARTICLE V
THE DEPOSITARY, THE DEPOSITARY’S AGENTS, THE REGISTRAR AND THE CORPORATION

Section 5.1          Appointment; Maintenance of Offices, Agencies and Transfer Books by the Depositary; Registrar.

The Corporation hereby appoints the Depositary as depositary for the Series A Preferred Stock, and the Depositary hereby accepts such appointment, on the express terms and conditions set forth in this Deposit Agreement.

Upon execution of this Deposit Agreement, the Registrar shall maintain at the Depositary’s Office, facilities for the execution and delivery, registration and registration of transfer, surrender and exchange of Receipts, and at the offices of the Depositary’s Agents, if any, facilities for the delivery, registration of transfer, surrender and exchange of Receipts, all in accordance with the provisions of this Deposit Agreement.

The Registrar shall keep books at the Depositary’s Office for the registration and registration of transfer of Receipts, which books at all reasonable times during regular business hours shall be open for inspection by the Record Holders of Receipts; provided that any such Holder requesting to exercise such right shall certify to the Registrar that such inspection shall be for a proper purpose reasonably related to such Holder’s interest as an owner of Depositary Shares evidenced by the Receipts.

Registrar may close such books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder, or because of any requirement of law or of any government, governmental body or commission, stock exchange or any applicable self-regulatory body.

The Depositary may, with the approval of the Corporation, appoint a Registrar for registration of the Receipts or the Depositary Shares evidenced thereby.  If the Receipts or the Depositary Shares evidenced thereby or the Series A Preferred Stock represented by such Depositary Shares shall be listed on one or more national securities exchanges, the Depositary will appoint a Registrar (acceptable to the Corporation) for registration of the Receipts or Depositary Shares in accordance with any requirements of such exchange.  Such Registrar (which may be the Depositary if so permitted by the requirements of any such exchange) may be removed and a substitute Registrar appointed by the Depositary upon the request or with the approval of the Corporation.  If the Receipts, Depositary Shares or Series A Preferred Stock are listed on one or more other securities exchanges, the Depositary will, at the request of the Corporation, arrange such facilities for the delivery, registration or registration of transfer, surrender and exchange of the Receipts, Depositary Shares or Series A Preferred Stock as may be required by law or applicable securities exchange regulation.

Section 5.2          Prevention of or Delay in Performance by the Depositary, the Depositary’s Agents, the Registrar or the Corporation.

Neither the Depositary nor any Depositary’s Agent nor any Registrar, Transfer Agent nor the Corporation shall incur any liability to any Holder of a Receipt (or, in the case of the Depositary, the Depositary’s Agent, Registrar, Transfer Agent, Redemption Agent, Dividend Disbursing Agent, to any other Person) if by reason of any provision of any present or future law, or regulation thereunder, of the United States of America or of any other governmental authority or, in the case of the Depositary, the Depositary’s Agent or the Registrar or any Transfer Agent by reason of any provision, present or future, of the Corporation’s Restated Certificate of Incorporation, as amended (including the Certificate of Designations), or by reason of any act of God or war or other circumstance beyond the control of the relevant party, the Depositary, the Depositary’s Agent, any Transfer Agent, the Registrar or the Corporation shall be prevented or forbidden from, or subjected to any penalty on account of, doing or performing any act or thing which the terms of this Deposit Agreement provide shall be done or performed; nor shall the Depositary, any Depositary’s Agent, any Registrar, Transfer Agent or the Corporation incur liability to any Holder of a Receipt (i) by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing which the terms of this Deposit Agreement shall provide shall or may be done or performed, or (ii) by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement except as otherwise explicitly set forth in this Deposit Agreement.

Section 5.3          Obligations of the Depositary, the Depositary’s Agents, the Registrar and the Corporation.

Neither the Depositary nor any Depositary’s Agent, Registrar, Transfer Agent, Redemption Agent, Dividend Disbursing Agent nor the Corporation assumes any obligation or shall be subject to any liability under this Deposit Agreement to Holders of Receipts (or, in the case of the Depositary, the Depositary’s Agent, Registrar, Transfer Agent, Redemption Agent, Dividend Disbursing Agent, to any other Person) other than for its gross negligence, willful misconduct or bad faith (each as determined by a final non-appealable judgment, order, decree or ruling of a court of competent jurisdiction).  Notwithstanding anything in this Deposit Agreement to the contrary, excluding the Depositary’s gross negligence, willful misconduct or bad faith, the aggregate liability of the Depositary, any Depositary’s Agent, Registrar, Transfer Agent, Redemption Agent or Dividend Disbursing Agent under this Deposit Agreement with respect to, arising from or arising in connection with this Deposit Agreement, or from all services provided or omitted to be provided under this Deposit Agreement, whether in contract, tort, or otherwise, is limited to, and shall not exceed, three times the amount of annual fees, but not including reimbursable expenses paid by the Company to the Depositary during the twelve (12) months immediately preceding the event for which recovery from the Depositary is being sought.

Notwithstanding anything in this Deposit Agreement to the contrary, neither the Depositary, nor the Depositary’s Agent nor any Registrar, Transfer Agent, Redemption Agent or Dividend Disbursing Agent nor the Corporation shall be liable in any event for special, punitive, incidental, indirect or consequential losses or damages of any kind whatsoever (including but not limited to lost profits) even if they have been advised of the likelihood of such loss or damage and regardless of the form of action.

Neither the Depositary nor any Depositary’s Agent nor any Registrar, Transfer Agent, Redemption Agent or Dividend Disbursing Agent shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of the Series A Preferred Stock, the Depositary Shares or the Receipts which in its opinion may involve it in expense or liability unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required;

Neither the Depositary nor any Depositary’s Agent, nor any Registrar, Transfer Agent, Redemption Agent or Dividend Disbursing Agent nor the Corporation (in the Corporation’s case, with respect to Persons other than the Depositary, any Depositary’s Agent or any Registrar, Transfer Agent, Redemption Agent or Dividend Disbursing Agent) shall be liable for any action or any failure to act by it in reliance upon the written advice of legal counsel or accountants, or information from any person presenting Series A Preferred Stock for deposit, any Holder of a Receipt or any other person believed by it in the absence of bad faith, gross negligence or willful misconduct to be competent to give such information.  The Depositary, any Depositary’s Agent, Registrar, Transfer Agent, Redemption Agent, Dividend Disbursing Agent and the Corporation may each rely and shall each be protected in acting upon or omitting to act upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

The Depositary shall not be responsible for any failure to carry out any written instruction to vote any of the shares of Series A Preferred Stock or for the manner or effect of any such vote made, as long as any such action or non-action is not taken in bad faith or with gross negligence or willful misconduct.  The Depositary undertakes, and any Depositary’s Agent, Registrar, Transfer Agent, Redemption Agent, Dividend Disbursing Agent shall be required to undertake, to perform such duties and only such duties as are specifically set forth in this Deposit Agreement, and no implied covenants or obligations shall be read into this Deposit Agreement against the Depositary, any Depositary’s Agent, Registrar, Transfer Agent, Redemption Agent or Dividend Disbursing Agent.

The Depositary, the Depositary’s Agents, and any Registrar, Transfer Agent, Redemption Agent or Dividend Disbursing Agent may own and deal in any class of securities of the Corporation and its affiliates and in Receipts.  The Depositary may also act as transfer agent or registrar of any of the securities of the Corporation and its affiliates.

The Depositary shall not be under any liability for interest on any monies at any time received by it pursuant to any of the provisions of this Deposit Agreement or of the Receipts, the Depositary Shares or the Series A Preferred Stock nor shall it be obligated to segregate such monies from other monies held by it, except as required by law.  The Depositary shall not be responsible for advancing funds on behalf of the Corporation and shall have no duty or obligation to make any payments if it has not timely received sufficient funds to make timely payments.

It is intended that none of the Depositary, any Depositary’s Agent, Registrar, Transfer Agent, Redemption Agent or Dividend Disbursing Agent as the case may be, shall be deemed to be an “issuer” of the securities under the federal securities laws or applicable state securities laws, it being expressly understood and agreed that the Depositary, any Depositary’s Agent, Registrar, Transfer Agent, Redemption Agent, and Dividend Disbursing Agent are acting only in a ministerial capacity as Depositary, Depositary’s Agent, Registrar, Transfer Agent, Redemption Agent or Dividend Disbursing Agent as applicable, for the deposited Depositary Shares; provided, however, that the Depositary agrees to comply with all information reporting and withholding requirements required to be complied by it under law or this Deposit Agreement in its capacity as Depositary.

Neither the Depositary (or its officers, directors, employees, agents or affiliates) nor any Depositary’s Agent makes any representation or has any responsibility as to the validity of the registration statement pursuant to which the Depositary Shares are registered under the Securities Act, the deposited Series A Preferred Stock, the Depositary Shares, the Receipts (except its countersignature thereon) or any instruments referred to therein or herein, or as to the correctness of any statement made therein or herein.

In the event the Depositary, any Depositary’s Agent, Registrar, Transfer Agent, Redemption Agent or Dividend Disbursing Agent believes any ambiguity or uncertainty exists hereunder or in any notice, instruction, direction, request or other communication, paper or document received by it hereunder, or in the administration of any of the provisions of this Deposit Agreement, the Depositary, any Depositary’s Agent, Registrar, Transfer Agent, Redemption Agent or Dividend Disbursing Agent shall deem it necessary or desirable that a matter be proved or established prior to taking, omitting or suffering to take any action hereunder, each of the Depositary, any Depositary’s Agent, Registrar, Transfer Agent, Redemption Agent or Dividend Disbursing Agent may, in its sole discretion upon written notice to the Corporation, refrain from taking any action and shall be fully protected and shall not be liable in any way to the Corporation, any Holders of Receipts or any other Person for refraining from taking such action, unless the Depositary, the Depositary’s Agent, Registrar, Transfer Agent, Redemption Agent or Dividend Disbursing Agent, as applicable, receives written instructions or a certificate signed by the Corporation which eliminates such ambiguity or uncertainty to its satisfaction or which proves or establishes the applicable matter to its satisfaction.

In the event the Depositary, any Depositary’s Agent, Registrar, Transfer Agent, Redemption Agent or Dividend Disbursing Agent shall receive conflicting claims, requests or instructions from any Holders of Receipts, on the one hand, and the Corporation, on the other hand, such party shall be entitled to act on such claims, requests or instructions received from the Corporation, and shall be entitled to the indemnification set forth in Section 5.6 hereof in connection with any action so taken.

From time to time, the Corporation may provide the Depositary, any Depositary’s Agent, any Registrar, any Transfer Agent, the Redemption Agent or the Dividend Disbursing Agent with instructions concerning the services performed by the Depositary under this Deposit Agreement.  In addition, at any time, the Depositary, any Depositary’s Agent, any Registrar, any Transfer Agent, the Redemption Agent or the Dividend Disbursing Agent may apply to any officer of the Corporation for instruction, and may consult with legal counsel for the Depositary or the Corporation with respect to any matter arising in connection with the services to be performed by it under this Deposit Agreement.  The Depositary, Depositary’s Agent, Registrar, Transfer Agent, Redemption Agent and Dividend Disbursing Agent and their respective agents and subcontractors shall not be liable and shall be indemnified by the Corporation for any action taken or omitted by them in reliance upon any Corporation instructions or upon the advice or opinion of such counsel.  None of the Depositary, any Depositary’s Agent, any Registrar, any Transfer Agent, Redemption Agent and Dividend Disbursing Agent shall be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Corporation.

  The Depositary may rely on and be fully authorized and protected in acting or failing to act upon (a) any guaranty of signature by an “eligible guarantor institution” that is a member or participant in the Securities Transfer Agents Medallion Program or other comparable “signature guarantee program” or insurance program in addition to, or in substitution for, the foregoing; or (b) any law, act, regulation or any interpretation of the same even though such law, act, or regulation may thereafter have been altered, changed, amended or repealed.

The Depositary may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Depositary shall not be answerable or accountable for any act, omission, default, neglect or misconduct of any such attorneys or agents or for any loss to the Corporation, to the holders of the Receipts or any other Person resulting from any such act, omission, default, neglect or misconduct, absent gross negligence or bad faith in the selection and continued employment thereof (which gross negligence or bad faith must be determined by a final, non appealable judgment of a court of competent jurisdiction).

The Depositary, any Depositary’s Agent, Transfer Agent, Registrar, Redemption Agent, and Dividend Disbursing Agent hereunder:

(i)          shall have no duties or obligations other than those specifically set forth herein (and no implied duties or obligations), or as may subsequently be agreed to mutually in writing by the parties;

(ii)          shall have no obligation to make payment hereunder unless the Corporation shall have provided the necessary federal or other immediately available funds or securities or property, as the case may be, to pay in full amounts due and payable with respect thereto;

(iii)         shall not be obligated to take any legal or other action hereunder on behalf of any other Person; if, however, the Depositary, any Depositary’s Agent, the Transfer Agent, the Registrar, Redemption Agent, or Dividend Disbursing Agent determines in its sole discretion to take any legal or other action hereunder, and, where the taking of such action might in such Person’s reasonable judgment subject or expose it to any expense or liability, it shall not be required to act unless it shall have been furnished with an indemnity satisfactory to it;

(iv)         may rely on and shall be authorized and protected in acting or omitting to act upon any certificate, instrument, opinion, notice, letter, facsimile transmission or other document or security delivered to it and believed by it to be genuine and to have been signed by the proper party or parties, and shall have no responsibility for determining the accuracy thereof;

(v)          may rely on and shall be authorized and protected in acting or omitting to act upon the written, telephonic, electronic and oral instructions given in accordance with this Deposit Agreement, with respect to any matter relating to its actions as Depositary, Transfer Agent or Registrar covered by this Deposit Agreement (or supplementing or qualifying any such actions), of officers of the Corporation;

(vi)         may consult counsel satisfactory to it (who may be counsel to the Corporation), and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in accordance with the advice or opinion of such counsel;

(vii)        shall not be called upon at any time to advise any Person with respect to the Series A Preferred Stock, Depositary Shares or Receipts;

(viii)       shall not be liable or responsible for any recital or statement contained in any documents relating hereto or to the Series A Preferred Stock, the Depositary Shares or Receipts; and

(ix)         shall not be liable in any respect on account of the identity, authority or rights of the parties (other than the Depositary) executing or delivering or purporting to execute or deliver this Deposit Agreement or any documents or papers deposited or called for under this Deposit Agreement.

(x)          shall have no obligation under any Section of this Deposit Agreement to determine to calculate any of the adjustments set forth herein or to determine whether any event requiring any such adjustment has occurred.

(xi)         shall have no duty or obligation to investigate or confirm whether the Corporations determinations of amounts contemplated under Article 4 of this Deposit Agreement are accurate or correct.

(xii)        shall not be liable or responsible for any failure of the Corporation to comply with any of its obligations relating to any registration statement filed with the Securities and Exchange Commission or this Deposit Agreement, including without limitation obligations under applicable regulation or law.

(xiii)       shall not be required to take notice or be deemed to have notice of any event or condition hereunder, including any event or condition that may require action by any such Person, unless such Person shall be specifically notified in writing of such event or condition by the Corporation, and all notices or other instruments required by this Deposit Agreement to be delivered to the such Persons must, in order to be effective, be received by such Persons as specified in Section 7.4  hereof, and in the absence of such notice so delivered, such Persons may conclusively assume no such event or condition exists.

The obligations of the Corporation and the rights of the Depositary, the Depositary’s Agent, Transfer Agent, Registrar, Redemption Agent or Dividend Disbursing Agent set forth in Section 5.2, this Section 5.3, and Section 5.7 shall survive the replacement, removal or resignation of any Depositary, Registrar, Transfer Agent, Depositary’s Agent, Redemption Agent or Dividend Disbursing Agent or termination of this Deposit Agreement.

Section 5.4          Resignation and Removal of the Depositary; Appointment of Successor Depositary.

The Depositary may at any time resign as Depositary and be discharged of its duties hereunder by delivering sixty days’ written notice of its election to do so to the Corporation.

The Depositary may at any time be removed by the Corporation upon thirty days’ written notice of such removal delivered to the Depositary.

In case at any time the Depositary acting hereunder shall resign or be removed, the Corporation shall, within sixty days after the delivery of any notice of resignation and within thirty days after the delivery of any notice of removal, as the case may be, appoint a successor Depositary, which shall be a bank or trust company having its principal office in the United States of America and having a combined capital and surplus, along with its affiliates, of at least $50,000,000.  If no successor Depositary shall have been so appointed and have accepted appointment within the applicable period prescribed by the preceding sentence, the resigning or removed Depositary may petition any court of competent jurisdiction for the appointment of a successor Depositary.  Every successor Depositary shall execute and deliver to its predecessor and to the Corporation an instrument in writing accepting its appointment hereunder, and thereupon such successor Depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor and for all purposes shall be the Depositary under this Deposit Agreement, and such predecessor, upon payment of all sums due it and on the written request of the Corporation, shall promptly execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Series A Preferred Stock and any moneys or property held hereunder to such successor, and shall deliver to such successor a list of the Record Holders of all outstanding Receipts and such records, books and other information in its possession relating thereto.  Any successor Depositary shall promptly send notice of its appointment to the Record Holders of Receipts at the Corporation’s sole expense.

Any entity into or with which the Depositary may be merged, consolidated or converted shall be the successor of the Depositary without the execution or filing of any document or any further act, and notice thereof shall not be required hereunder.  Such successor Depositary may authenticate the Receipts in the name of the predecessor Depositary or its own name as successor Depositary.

The provisions of this Section 5.4 as they apply to the Depositary apply to each Depositary’s Agent, Registrar, Transfer Agent, Redemption Agent or Dividend Disbursing Agent as if specifically enumerated herein.

Section 5.5          Corporate Notices and Reports.

The Corporation agrees that it will deliver to the Depositary, and the Depositary will upon the Company’s instructions, promptly after receipt thereof, transmit to the Record Holders of Receipts, in each case at the addresses recorded in the Depositary’s books, copies of all notices and reports (including without limitation financial statements) required by law, by the rules of any national securities exchange upon which the Series A Preferred Stock, the Depositary Shares or the Receipts are listed or by the Corporation’s Restated Certificate of Incorporation, as amended (including the Certificate of Designations), to be furnished to the Record Holders of Receipts.  Such transmission will be at the Corporation’s expense and the Corporation will provide the Depositary with such number of copies of such documents as the Depositary may reasonably request.  In addition, the Depositary will transmit to the Record Holders of Receipts at the Corporation’s expense such other documents as may be requested by the Corporation.  Unless otherwise required by law, the requirements set forth in this Section 5.5 may be satisfied by the Corporation publicly filing or furnishing such information with or to the U.S. Securities and Exchange Commission.

Section 5.6          Indemnification by the Corporation.

Notwithstanding Section 5.3 to the contrary, the Corporation shall indemnify the Depositary, any Depositary’s Agent, any Registrar, and any Transfer Agent (including each of their officers, directors, agents and employees) against, and hold each of them harmless from, any loss, damage, cost, penalty, liability or expense (including the reasonable costs and expenses of defending itself) which may arise out of acts performed, suffered or omitted to be taken in connection with this Deposit Agreement and the Receipts by the Depositary, any Registrar, or any Transfer Agent or any of their respective agents (including any Depositary’s Agent) and any transactions or documents contemplated hereby, except for any liability arising out of gross negligence, willful misconduct or bad faith (in each case as determined in a final, non-appealable judgment of a court of competent jurisdiction) on the respective parts of any such person or persons. The obligations of the Corporation set forth in this Section 5.6 shall survive the replacement, removal, resignation or any succession of any Depositary, Registrar, Transfer Agent or Depositary’s Agent, or termination of this Deposit Agreement.

Section 5.7          Fees, Charges and Expenses.

No charges and expenses of the Depositary or any Depositary’s Agent hereunder shall be payable by any Person, except as provided in this Section 5.7 or as expressly provided in this Depositary Agreement, including Section 5.3 and Section 5.6. The Corporation shall pay all transfer and other taxes, assessments and governmental charges arising solely from the existence of the depositary arrangements (not including, for the avoidance of doubt, taxes imposed on the Depositary or any Depositary’s Agent based on such person’s net income or gross revenues).  The Corporation agrees to pay to the Depositary reasonable compensation for all services rendered by it hereunder in accordance with a fee schedule to be mutually agreed upon and, from time to time, on demand of the Depositary, to reimburse the Depositary for all of its reasonable expenses and counsel fees and other disbursements incurred in the preparation, delivery, negotiation, amendment, administration and execution of this Deposit Agreement and the exercise and performance of its duties hereunder.

ARTICLE VI
AMENDMENT AND TERMINATION

Section 6.1          Amendment.

The form of the Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended by agreement in writing between the Corporation and the Depositary; provided, however, that no such amendment which shall materially and adversely alter the rights of the Holders of Receipts shall be effective against the Holders of Receipts unless such amendment shall have been approved by the Holders of Receipts representing in the aggregate at least a two-thirds majority of the Depositary Shares then outstanding.  Every Holder of an outstanding Receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby.  In no event shall any amendment impair the right, subject to the provisions of Sections 2.5 and 2.6 and Article III, of any owner of Depositary Shares to surrender any Receipt evidencing such Depositary Shares to the Depositary with instructions to deliver to the Holder the Series A Preferred Stock and all money and other property, if any, represented thereby, except in order to comply with mandatory provisions of applicable law or the rules and regulations of any governmental body, agency or commission, or applicable securities exchange. As condition to the Depositary executing an amendment, the Company shall deliver a certificate from an appropriate officer of the Corporation which states that the proposed amendment is in compliance with the terms of this Section 6.1. No amendment to this Depositary Agreement shall be effective unless duly executed by the Depositary.

Section 6.2          Termination.

This Deposit Agreement may be terminated by the Corporation or the Depositary only if (i) all outstanding Depositary Shares issued hereunder have been redeemed pursuant to Section 2.8, (ii) there shall have been made a final distribution in respect of the Series A Preferred Stock in connection with any liquidation, dissolution or winding up of the Corporation and such distribution shall have been distributed to the Holders of Receipts representing Depositary Shares pursuant to Section 4.1 or 4.2, as applicable or (iii) upon the consent of Holders of Receipts representing in the aggregate not less than two-thirds of the Depositary Shares outstanding.

ARTICLE VII
MISCELLANEOUS

Section 7.1          Counterparts.

This Deposit Agreement may be executed in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument.  A signature to this Deposit Agreement transmitted electronically shall have the same authority, effect, and enforceability as an original signature.

Section 7.2          Exclusive Benefit of Parties.

This Deposit Agreement is for the exclusive benefit of the parties hereto, and their respective successors hereunder, and shall not be deemed to give any legal or equitable right, remedy or claim to any other person whatsoever.

Section 7.3          Invalidity of Provisions.

In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby; provided, however, that if such provision affects the rights, duties, liabilities or obligations of the Depositary, the Depositary shall be entitled to resign immediately.

Section 7.4          Notices.

Any and all notices to be given to the Corporation hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by United States mail, postage prepaid, or overnight delivery service, or by electronic mail, confirmed by letter, addressed to the Corporation at:

WESCO International, Inc.
225 West Station Square Drive, Suite 700
Pittsburgh, Pennsylvania 15219
Attention: Diane Lazzaris, Esq.
Email:	dlazzaris@wescodist.com

or at any other addresses of which the Corporation shall have notified the Depositary in writing.

Any and all notices to be given to the Depositary hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by United States mail, postage prepaid, or overnight delivery service, addressed to the Depositary at:

Computershare Inc.
Computershare Trust Company, N.A.
150 Royall Street
Canton, Massachusetts 02021
Attention: Client Services

with a copy to:

Computershare Inc.
Computershare Trust Company, N.A.
150 Royall Street
Canton, Massachusetts 02021
Attention: General Counsel

or at any other addresses of which the Depositary shall have notified the Corporation in writing.

Any and all notices to be given to any Record Holder of a Receipt hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if transmitted through the facilities of DTC in accordance with DTC’s procedures or personally delivered or sent by mail or facsimile transmission or confirmed by letter, addressed to such Record Holder at the address of such Record Holder as it appears on the books of the Depositary, or if such Holder shall have timely filed with the Depositary a written request that notices intended for such Holder be mailed to some other address, at the address designated in such request.

Delivery of a notice sent by mail or by facsimile transmission shall be deemed to be effected at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a facsimile transmission) is deposited, postage prepaid, in a post office letter box.  The Depositary or the Corporation may, however, act upon any facsimile transmission received by it from the other or from any Holder of a Receipt, notwithstanding that such facsimile transmission shall not subsequently be confirmed by letter or as aforesaid.

Section 7.5          Depositary’s Agents.

The Depositary may from time to time appoint Depositary’s Agents to act in any respect for the Depositary for the purposes of this Deposit Agreement and may at any time appoint additional Depositary’s Agents and vary or terminate the appointment of such Depositary’s Agents.  The Depositary will notify the Corporation of any such action as soon as practicable.

Section 7.6          Appointment of Registrar, Dividend Disbursing Agent, Transfer Agent and Redemption Agent in Respect of Receipts and Series A Preferred Stock.

The Corporation hereby appoints (a) Computershare and the Trust Company, in their respective capacities as Transfer Agent, Registrar and Dividend Disbursing Agent in respect of the Receipts and deposited Series A Preferred Stock, and (b) Computershare as the Redemption Agent to receive redemption proceeds on the deposited Series A Preferred Stock and to disburse the same to the holders of the Receipts, and Computershare and the Trust Company hereby accept such respective appointments, on the express terms and conditions set forth in this Deposit Agreement.

Section 7.7          Holders of Receipts Are Parties.

The Holders of Receipts from time to time shall be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts and of the Officer’s Certificate by acceptance of delivery thereof.

Section 7.8          Governing Law.

This Deposit Agreement and the Receipts of each series and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by, and construed in accordance with, the laws of the State of Delaware without giving effect to applicable conflicts of law principles.

Section 7.9          Inspection of Deposit Agreement .

Copies of this Deposit Agreement shall be filed with the Depositary and the Depositary’s Agents and shall be open to inspection during business hours at the Depositary’s Office and the respective offices of the Depositary’s Agents, if any, by any Holder of a Receipt.

Section 7.10          Headings.

The headings of articles and sections in this Deposit Agreement and in the form of the Receipt set forth in Exhibit A hereto have been inserted for convenience only and are not to be regarded as a part of this Deposit Agreement or the Receipts or to have any bearing upon the meaning or interpretation of any provision contained herein or in the Receipts.

Section 7.11          Force Majeure.

Notwithstanding anything to the contrary contained herein, the Depositary, any Depositary’s Agent, Transfer Agent, or Registrar will not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, acts of God, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunction of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war, or civil unrest.

Section 7.12          Further Assurances.

The Corporation agrees that it will perform, acknowledge, and deliver or cause to be performed, acknowledged or delivered, all such further and other acts, documents, instruments and assurances as the Depositary may reasonably require to perform the provisions of this Deposit Agreement.

Section 7.13          Confidentiality.

The Depositary and the Corporation agree that all books, records, information and data pertaining to the business of the other party, including inter alia, personal, non-public Holder information and the fees for services, which are exchanged or received pursuant to the negotiation or the carrying out of this Deposit Agreement, shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by law or legal process. Notwithstanding anything contained herein, each party may disclose relevant aspects of the other party's confidential information to its officers, affiliates, agents, subcontractors and employees to the extent reasonably necessary to perform its duties and obligations under this Deposit Agreement and such disclosure is not prohibited by applicable law.

[Remainder of page intentionally left blank; signature page follows.]

IN WITNESS WHEREOF, the Corporation and the Depositary have duly executed this Deposit Agreement as of the day and year first above set forth, and all Holders of Receipts shall become parties hereto by and upon acceptance by them of delivery of Receipts issued in accordance with the terms hereof.

WESCO INTERNATIONAL, INC.

By:	/s/ David S. Schulz
Name:	David S. Schulz
Title:	Senior Vice President and Chief Financial Officer

COMPUTERSHARE TRUST COMPANY, N.A. and COMPUTERSHARE INC. (on behalf of both entities)

By:	/s/ Rachel Fisher
Name:	Rachel Fisher
Title:	Sr Contract Negotiation Consultant

[Signature Page to Deposit Agreement]

EXHIBIT A

[FORM OF FACE OF RECEIPT]

Unless this receipt is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to WESCO International, Inc. or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

DEPOSITARY SHARES		$
DEPOSITARY RECEIPT NO.	FOR	DEPOSITARY SHARES,

EACH REPRESENTING 1/1,000th OF ONE SHARE OF
10.625% SERIES A FIXED-RATE RESET CUMULATIVE PERPETUAL PREFERRED STOCK
OF
WESCO INTERNATIONAL, INC.
INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE
CUSIP / ISIN No.:  95082P 303 / US95082P3038
SEE REVERSE FOR CERTAIN DEFINITIONS

Dividend Payment Dates:  Quarterly in arrears on the last day of each of March, June, September and December of each year, commencing on September 30, 2020.

COMPUTERSHARE INC. and COMPUTERSHARE TRUST COMPANY, N.A., jointly as Depositary (the “Depositary”), hereby certify that Cede & Co. is the registered owner of DEPOSITARY SHARES (“Depositary Shares”), each Depositary Share representing 1/1,000th of one share of 10.625% Series A Fixed-Rate Reset Cumulative Perpetual Preferred Stock, liquidation preference $25,000 per share, (the “Series A Preferred Stock”), of WESCO International, Inc., a Delaware corporation (the “Corporation”), on deposit with the Depositary, subject to the terms and entitled to the benefits of the Deposit Agreement dated as of June 19, 2020 (the “Deposit Agreement”), among the Corporation, the Depositary and the Holders from time to time of the Depositary Receipts.  By accepting this Depositary Receipt, the Holder hereof becomes a party to and agrees to be bound by all the terms and conditions of the Deposit Agreement.  This Depositary Receipt shall not be valid or obligatory for any purpose or entitled to any benefits under the Deposit Agreement unless it shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized officer or, if executed in facsimile by the Depositary, countersigned by a Registrar in respect of the Depositary Receipts by the manual or facsimile signature of a duly authorized officer thereof.

Dated:

Computershare Trust Company, N.A. and
Computershare Inc., as Depositary

By:
Authorized Officer

[FORM OF REVERSE OF RECEIPT]

WESCO INTERNATIONAL, INC.

WESCO INTERNATIONAL, INC. WILL FURNISH WITHOUT CHARGE TO EACH RECEIPTHOLDER WHO SO REQUESTS A COPY OF THE DEPOSIT AGREEMENT AND A COPY OR SUMMARY OF THE CERTIFICATE OF DESIGNATIONS OF 10.625% SERIES A FIXED-RATE RESET CUMULATIVE PERPETUAL PREFERRED STOCK OF WESCO INTERNATIONAL, INC.  ANY SUCH REQUEST IS TO BE ADDRESSED TO THE DEPOSITARY NAMED ON THE FACE.

The Corporation will furnish without charge to each receipt holder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Corporation, and the qualifications, limitations or restrictions of such preferences and/or rights.  Such request may be made to the Corporation or to the Registrar.

EXPLANATION OF ABBREVIATIONS

The following abbreviations when used in the form of ownership on the face of this certificate shall be construed as though they were written out in full according to applicable laws or regulations.  Abbreviations in addition to those appearing below may be used.

Abbreviation	Equivalent Word	Abbreviation	Equivalent Word

JT TEN	As joint tenants, with right of survivorship and not as tenants in common	TEN BY ENT	As tenants by the entireties

TEN IN COM	As tenants in common	UNIF GIFT MIN ACT	Uniform Gifts to Minors Act

Abbreviation	Equivalent Word	Abbreviation	Equivalent Word	Abbreviation	Equivalent Word

ADM	Administrator(s), Administratrix	EX	Executor(s), Executrix	PL	Public Law

AGMT	Agreement	FBO	For the benefit of	TR	(As) trustee(s), for, of

ART	Article	FDN	Foundation	U	Under

CH	Chapter	GDN	Guardian(s)	UA	Under Agreement

CUST	Custodian for	GDNSHP	Guardianship	UW	Under will of, Of will of

DEC	Declaration	MIN	Minor(s)		Under last will & testament

EST	Estate, of Estate of	PAR	Paragraph

For value received, hereby sell(s), assign(s) and transfer(s) unto

INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

Depositary Shares represented by the within Depositary Receipt, and do(es) hereby irrevocably constitute and appoint Attorney to transfer the said Depositary Shares on the books of the within named Depositary with full power of substitution in the premises.

Dated:

NOTICE:  The signature to the assignment must correspond with the name as written upon the face of this Receipt in every particular, without alteration or enlargement or any change whatsoever.

SIGNATURE GUARANTEED

NOTICE:  If applicable, the signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations, and credit unions with membership in an approved signature guarantee medallion program), pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended.

EXHIBIT B

Form of Executive Officer’s Certificate

I, [name], [title] of WESCO International, Inc. (the “Corporation”), hereby certify that pursuant to the terms of the Certificate of Designations, effective June 22, 2020, filed with the Secretary of State of the State of Delaware on June 22, 2020 (the “Certificate of Designations”), and pursuant to resolutions adopted by the Board of Directors of the Corporation by unanimous written consent on January 8, 2020, the Corporation has established the Series A Preferred Stock which the Corporation desires to deposit with the Depositary for the purposes of being subject to the terms and conditions of the Deposit Agreement, dated as of June 19, 2020, among the Corporation, Computershare Trust Company, N.A. and Computershare Inc., jointly as depositary, and the Holders from time to time of the Receipts issued thereunder (the “Deposit Agreement”).  In connection therewith, the Board of Directors of the Corporation or a duly authorized committee thereof has authorized the terms and conditions with respect to the Series A Preferred Stock as described in the Certificate of Designations attached as Annex A hereto.  Any terms of the Series A Preferred Stock that are not so described in the Certificate of Designations and any terms of the Receipts representing such Series A Preferred Stock that are not described in the Deposit Agreement are described below:

Aggregate number of shares of Series A Preferred Stock issued on the day hereof:

CUSIP Number for Receipt:  95082P 303

Denomination of Depositary Share per share of Series A Preferred Stock (if different than 1/1,000th of a share of Series A Preferred Stock):

Redemption Provisions (if different than as set forth in the Deposit Agreement):

Name of Global Receipt Depositary:  The Depository Trust Company

All capitalized terms used but not defined herein shall have such meaning as ascribed thereto in the Deposit Agreement.

B-1

WESCO International, Inc.

IN WITNESS WHEREOF, I have signed this certificate.

Dated:	By:

Name:

Title:

Agreed and Accepted by Computershare Inc. and Computershare Trust Company, N.A., jointly as Depositary	By:

Name:

Title:

B-2

Annex A

WESCO INTERNATIONAL, INC.

CERTIFICATE OF DESIGNATIONS OF
10.625% SERIES A FIXED-RATE RESET
CUMULATIVE PERPETUAL PREFERRED STOCK

JUNE 22, 2020

WESCO International, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify that, pursuant to authority conferred upon the Board of Directors of the Corporation (the “Board”) by the Certificate of Incorporation, and pursuant to Section 151 of the DGCL, the Board adopted a resolution providing for the designations, preferences, and relative participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of the 10.625% Series A Fixed-Rate Reset Cumulative Perpetual Preferred Stock of the Corporation, as follows:

RESOLVED, that pursuant to the authority vested in the Board in accordance with the provisions of the Certificate of Incorporation, a series of preferred stock, par value $0.01 per share, of the Corporation designated as 10.625% Series A Fixed-Rate Reset Cumulative Perpetual Preferred Stock be, and it hereby is, created and authorized, and the issuance thereof is provided for, and that the designation and number of shares, and relative rights, preferences and powers thereof, shall be as follows:

Section  1.      Designation and Number.  A series of preferred stock, designated the “10.625% Series A Fixed-Rate Reset Cumulative Perpetual Preferred Stock” (the “Series A Preferred Stock”), is hereby established.  The number of shares of Series A Preferred Stock hereby authorized shall be 25,000.

Section  2.      Definitions.  As used herein with respect to the Series A Preferred Stock:

(a)          “Alternative Conversion Consideration” has the meaning set forth in Section 9(a).

(b)          “Alternative Form Consideration” has the meaning set forth in Section 9(a).

(c)          “Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

(d)          “By-Laws” means the Amended and Restated By-Laws of the Corporation, effective as of May 29, 2014, as the same may be amended from time to time.

(e)          “Call Date Redemption Right” has the meaning set forth in Section 6(a).

(f)          “Certificate of Designations” means this Certificate of Designations relating to the Series A Preferred Stock, as it may be amended from time to time.

(g)          “Certificate of Incorporation” shall mean the Restated Certificate of Incorporation of the Corporation, filed with the Secretary of State of the State of Delaware on September 17, 1993, as amended by the Certificate of Amendment, filed on May 29, 2014, as the same may be amended or restated from time to time, and shall include this Certificate of Designations.

(h)          “Change of Control” means when, after the Original Issue Date, the following have occurred and are continuing:  (i) the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of stock of the Corporation entitling that person to exercise more than 50% of the total voting power of all stock of the Corporation entitled to vote generally in the election of the Corporation’s directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and (ii) following the closing of any transaction referred to in clause (i) above, neither the Corporation nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the New York Stock Exchange (the “NYSE”), NYSE American LLC (“NYSE American”), or the NASDAQ Stock Market (“NASDAQ”), or listed or quoted on an exchange or quotation system that is a successor to the NYSE, NYSE American or NASDAQ.

(i)           “Change of Control Conversion Date” has the meaning set forth in Section 9(a).

(j)           “Change of Control Conversion Right” has the meaning set forth in Section 9(a).

(k)          “Common Stock” means the common stock, par value $0.01 per share, of the Corporation.

(l)           “Common Stock Conversion Consideration” has the meaning set forth in Section 9.

(m)          “Common Stock Price” has the meaning set forth in Section 9(a).

(n)          “Dividend Payment Date” shall mean the last day of each March, June, September and December, commencing on September 30, 2020.

(o)          “Dividend Period” shall mean the period commencing on, but excluding, a Dividend Payment Date, to and including the next Dividend Payment Date (other than the initial Dividend Period, which shall commence on and include the Original Issue Date and end on, and include, September 30, 2020).

(p)          “Dividend Record Date” shall mean the date designated by the Board as the record date for the payment of dividends that is not more than 35 or fewer than 10 days prior to the applicable Dividend Payment Date.

2

(q)          “DTC” means The Depository Trust Company.

(r)           “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(s)          “First Call Date” shall mean June 22, 2025.

(t)           “Five-year U.S. Treasury Rate” shall mean, as of any Reset Dividend Determination Date, as applicable, (i) an interest rate (expressed as a decimal) determined to be the per annum rate equal to the arithmetic mean of the five most recent daily yields to maturity for U.S. Treasury securities with a maturity of five years from the next Reset Date and trading in the public securities markets or (ii) if there is no such published U.S. Treasury security with a maturity of five years from the next Reset Date and trading in the public securities markets, then the rate will be determined by interpolation between the arithmetic mean of the five most recent daily yields to maturity for each of the two series of U.S. Treasury securities trading in the public securities market, (A) one maturing as close as possible to, but earlier than, the Reset Date following the next succeeding Reset Dividend Determination Date, and (B) the other maturity as close as possible to, but later than, the Reset Date following the next succeeding Reset Dividend Determination Date, in each case as published in the most recent H.15.  If the Five-year U.S. Treasury Rate cannot be determined pursuant to the methods described in clauses (i) or (ii) above, then the Five-year U.S. Treasury Rate will be the same interest rate determined for the prior Reset Dividend Determination Date.

(u)          “H.15” shall mean the statistical release designated as such, or any successor publication, published by the Board of Governors of the U.S. Federal Reserve System, and “most recent H.15” means the H.15 published closest in time but prior to the close of business on the second Business Day prior to the applicable Reset Date.

(v)          “Junior Stock” means the Corporation’s Common Stock, and all classes or series of capital stock of the Corporation now or hereafter authorized, issued or outstanding expressly designated as ranking junior to the Series A Preferred Stock as to rights to payments of dividends and distributions of assets upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

(w)         “Original Issue Date” means the first date on which any share of Series A Preferred Stock is issued.

(x)          “Parity Preferred” has the meaning set forth in Section 8(b).

(y)          “Parity Stock” means any class or series of capital stock of the Corporation established after the Original Issue Date that is expressly designated as ranking on parity with the Series A Preferred Stock as to rights to payments of dividends and distributions of assets upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

(z)           “Preferred Directors” has the meaning set forth in Section 8(b).

(aa)        “Preferred Dividend Default” has the meaning set forth in Section 8(b).

3

(bb)        “Ratings Agency” shall mean any nationally recognized statistical rating organization (within the meaning of Section 3(a)(62) of the Exchange Act) that publishes a rating for the Corporation.

(cc)        “Ratings Event” shall mean a change by any Ratings Agency to the Series A Preferred Current Criteria, which change results in (i) any shortening of the length of time for which the Series A Preferred Current Criteria are scheduled to be in effect with respect to the Series A Preferred Stock or (ii) a lower equity credit being given to the Series A Preferred Stock than the equity credit that would have been assigned to the Series A Preferred Stock by such Ratings Agency pursuant to its Series A Preferred Current Criteria.

(dd)        “Ratings Event Redemption Right” has the meaning set forth in Section 6(a).

(ee)        “Redemption Right” has the meaning set forth in Section 6(a).

(ff)          “Reset Date” shall mean the First Call Date and, thereafter, the date falling on the fifth anniversary of the preceding Reset Date.

(gg)        “Reset Dividend Determination Date” shall mean, in respect of any Reset Period, the day falling two business days prior to the beginning of such Reset Period.

(hh)        “Reset Period” shall mean the period from and including the First Call Date to, but excluding, the next following Reset Date and, thereafter, each period from and including each Reset Date to, but excluding, the next following Reset Date.

(ii)           “Series A Preferred Current Criteria” shall mean the equity credit criteria of a Ratings Agency for securities such as the Series A Preferred Stock, as such criteria are in effect as of the Original Issue Date.

(jj)          “Share Cap” has the meaning set forth in Section 9(a).

(kk)        “Share Split” has the meaning set forth in Section 9(a).

(ll)          “Special Optional Redemption Right” has the meaning set forth in Section 7(a).

Section  3.          Ranking.  The Series A Preferred Stock shall, with respect to rights to payments of dividends and distributions of assets upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation, rank:

(a)          senior to all classes or series of Junior Stock;

(b)          on parity with any class or series of Parity Stock; and

4

(c)          junior to any class or series of capital stock of the Corporation established after the Original Issue Date (to the extent established in accordance with and subject to the provisions of Section 8 below) that is expressly designated as ranking senior to the Series A Preferred Stock as to rights to payments of dividends and distributions of assets upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation.  The term “capital stock” does not include convertible or exchangeable debt securities, which will rank senior to the Series A Preferred Stock prior to conversion or exchange.  The Series A Preferred Stock will also rank junior in right of payment to the Corporation’s other existing and future debt obligations.

Section  4.          Dividends and Distributions.

(a)          Subject to the preferential rights of the holders of any class or series of capital stock of the Corporation ranking senior to the Series A Preferred Stock as to dividends, the holders of shares of the Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board (or a duly authorized committee thereof), out of funds legally available for the payment of dividends, cumulative cash dividends at the rate determined as set forth below in this Section 4 applied to the liquidation preference of $25,000 per share of the Series A Preferred Stock.  Such dividends shall accrue on each share of Series A Preferred Stock and be cumulative from, and including, the later of (i) the Original Issue Date or (ii) the day immediately following the date of the last daily distribution accrual that has been paid in full in accordance with Section 4(g), and shall be payable quarterly in arrears on each Dividend Payment Date, commencing on September 30, 2020; provided, however, that if any Dividend Payment Date falls on a date other than a Business Day, then the dividend which would otherwise have been payable on such Dividend Payment Date shall be paid on the first Business Day immediately following such Dividend Payment Date.  The amount of any dividend payable on the Series A Preferred Stock for any Dividend Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months.  Dividends will be payable to holders of record as they appear in the stockholder records of the Corporation at the close of business on the applicable Dividend Record Date.  Notwithstanding any provision to the contrary contained herein, each outstanding share of Series A Preferred Stock shall be entitled to receive a dividend with respect to any Dividend Record Date equal to the dividend paid with respect to each other share of Series A Preferred Stock that is outstanding on such date.

(b)          Notwithstanding anything contained herein to the contrary, dividends on the Series A Preferred Stock shall accrue whether or not the Corporation has earnings, whether or not there are funds legally available for the payment of such dividends, and whether or not such dividends are declared.  Accrued but unpaid dividends on the Series A Preferred Stock will accumulate as of the Dividend Payment Date on which they first become payable.

(c)          The initial dividend rate for the Series A Preferred Stock from and including the Original Issue Date to, but excluding the First Call Date will be 10.625% per annum of the $25,000 liquidation preference per share.  On and after the First Call Date, the dividend rate on the Series A Preferred Stock for each Reset Period will be equal to the Five-year U.S. Treasury Rate as of the most recent Reset Dividend Determination Date plus a spread of 10.325%.  The applicable dividend rate for each Reset Period will be determined by the calculation agent as of the applicable Reset Dividend Determination Date.  Promptly upon such determination, the calculation agent will notify the Corporation of the dividend rate for the Reset Period.  The calculation agent’s determination of any dividend rate, and its calculation of the amount of dividends for any Dividend Period beginning on or after the First Call Date, will be on file at the Corporation’s principal offices, will be made available to any holder of the Series A Preferred Stock upon request and will be final and binding in the absence of manifest error.

5

(d)          Except as provided in Section 4(f) below, no dividends shall be declared and paid or declared and set apart for payment, and no other distribution of cash or other property may be declared and made, directly or indirectly, on or with respect to, any shares of Junior Stock (other than (i) a dividend paid in shares of Junior Stock or (ii) a dividend declared or paid in connection with any stockholders’ rights plan, or the issuance of rights, stock or other property under any stockholders’ rights plan, or the redemption or repurchase of rights pursuant to the plan) for any period, unless full cumulative dividends on the Series A Preferred Stock for all past Dividend Periods that have ended shall have been or contemporaneously are declared and paid in cash or declared and a sum sufficient for the payment thereof in cash is set apart for such payment.

(e)          Except as provided in Section 4(f) below, no Junior Stock shall be redeemed, purchased or otherwise acquired for any consideration, nor shall any funds be paid or made available for a sinking fund for the redemption, purchase or other acquisition of such shares, and no other distribution of cash or other property may be made, directly or indirectly, on or with respect thereto by the Corporation (except (i) by reclassification, conversion or exchange into or for other shares of Junior Stock, (ii) by redemption, purchase or other acquisition of shares of Junior Stock made for the purposes of and in compliance with (x) an employee incentive, benefit or share purchase plan, or other similar arrangement with or for the benefit of one or more employees, officers, directors, consultants or independent contractors, of the Corporation or any subsidiary, (y) a dividend reinvestment or stockholder stock purchase plan, or (z) the satisfaction of the Corporation’s obligations pursuant to any contract outstanding at the Original Issue Date requiring such purchase, redemption or other acquisition, (iii) by redemption, purchase or other acquisition of fractional interests in shares of Junior Stock pursuant to the conversion or exchange provisions of Junior Stock or the security being converted or exchanged, or (iv) through the use of the proceeds of a substantially contemporaneous sale of shares of Junior Stock), unless full cumulative dividends on the Series A Preferred Stock for all past Dividend Periods that have ended shall have been or contemporaneously are (i) declared and paid in cash or (ii) declared and a sum sufficient for the payment thereof in cash is set apart for such payment.

(f)          When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) on the Series A Preferred Stock and the shares of any other class or series of capital stock ranking, as to dividends, on parity with the Series A Preferred Stock, all dividends declared upon the Series A Preferred Stock and each such other class or series of capital stock ranking, as to dividends, on parity with the Series A Preferred Stock shall be declared pro rata so that the amount of dividends declared per share of Series A Preferred Stock and such other class or series of capital stock shall in all cases bear to each other the same ratio that accrued dividends per share on the Series A Preferred Stock and such other class or series of capital stock (which shall not include any accrual in respect of unpaid dividends on such other class or series of capital stock for prior dividend periods if such other class or series of capital stock does not have a cumulative dividend) bear to each other.  No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series A Preferred Stock which may be in arrears.

6

(g)          Holders of shares of Series A Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or shares of stock, in excess of full cumulative dividends on the Series A Preferred Stock as provided herein.  Any dividend payment made on the Series A Preferred Stock shall first be credited against the earliest accrued but unpaid dividends due with respect to such shares which remain payable.

Section  5.      Liquidation Preference.

(a)          Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, before any distribution or payment shall be made to holders of shares of Common Stock or any other class or series of capital stock of the Corporation ranking, as to rights upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, junior to the Series A Preferred Stock, the holders of shares of Series A Preferred Stock shall be entitled to be paid out of the assets of the Corporation legally available for distribution to its stockholders, after payment of or provision for the debts and other liabilities of the Corporation, a liquidation preference of $25,000 per share, plus an amount equal to any accrued and unpaid dividends (whether or not declared) up to, but excluding, the date of payment.  In the event that, upon such voluntary or involuntary liquidation, dissolution or winding up, the available assets of the Corporation are insufficient to pay the full amount of the liquidating distributions on all outstanding shares of Series A Preferred Stock and the corresponding amounts payable on all shares of other classes or series of capital stock of the Corporation ranking, as to liquidation rights, on parity with the Series A Preferred Stock in the distribution of assets, then the holders of the Series A Preferred Stock and the holders of shares of each such other class or series of shares of capital stock ranking, as to rights upon any voluntary or involuntary liquidation, dissolution or winding up, on parity with the Series A Preferred Stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.  Written notice of any such voluntary or involuntary liquidation, dissolution or winding up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not fewer than 30 days or more than 60 days prior to the payment date stated therein, to each record holder of shares of Series A Preferred Stock at the respective addresses of such holders as the same shall appear on the stock transfer records of the Corporation.  After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series A Preferred Stock will have no right or claim to any of the remaining assets of the Corporation.  For purposes of liquidation rights, the consolidation or merger of the Corporation with or into any other corporation, trust or entity, or the voluntary sale, lease, transfer or conveyance of all or substantially all of the property or business of the Corporation, shall not be deemed to constitute a liquidation, dissolution or winding up of the Corporation.

7

Section  6.      Redemption.

(a)          (i) On the First Call Date or any subsequent Reset Date the Corporation, at its option, upon not fewer than 30 nor more than 60 days’ written notice, may redeem the Series A Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25,000 per share, plus all accrued and unpaid dividends (whether or not declared) thereon up to, but excluding the date fixed for redemption, without interest, to the extent the Corporation has funds legally available therefor (the “Call Date Redemption Right”) and (ii) at any time within 120 days after the conclusion of any review or appeal process instituted by the Corporation following the occurrence of a Series A Preferred Ratings Event, upon not fewer than 30 nor more than 60 days’ written notice, may redeem the Series A Preferred Stock, in whole but not in part, at any time or from time to time, for cash at a redemption price of $25,500 per share, plus all accrued and unpaid dividends (whether or not declared) thereon up to, but excluding the date fixed for redemption, without interest, to the extent the Corporation has funds legally available therefor (the “Ratings Event Redemption Right”, and together with the Call Date Redemption Right, the “Redemption Right”).  If fewer than all of the outstanding shares of Series A Preferred Stock are to be redeemed, the shares of Series A Preferred Stock to be redeemed shall be redeemed pro rata or by lot.  Holders of Series A Preferred Stock to be redeemed (i) pursuant to the Call Date Redemption Right, shall surrender such Series A Preferred Stock at the place designated in such notice and shall be entitled to the redemption price of $25,000 per share and any accrued and unpaid dividends payable upon such redemption following such surrender and (ii) pursuant to the Ratings Event Redemption Right, shall surrender such Series A Preferred Stock at the place designated in such notice and shall be entitled to the redemption price of $25,500 per share and any accrued and unpaid dividends payable upon such redemption following such surrender.  If (i) notice of redemption of any shares of Series A Preferred Stock has been given, (ii) the funds necessary for such redemption have been set aside by the Corporation in trust for the benefit of the holders of any shares of Series A Preferred Stock so called for redemption, and (iii) irrevocable instructions have been given to pay the redemption price and all accrued and unpaid dividends, then from and after the redemption date, dividends shall cease to accrue on such shares of Series A Preferred Stock, such shares of Series A Preferred Stock shall no longer be deemed outstanding, and all rights of the holders of such shares shall terminate, except the right to receive the redemption price plus any accrued and unpaid dividends payable upon such redemption, without interest.  Subject to applicable escheat laws, any such cash unclaimed at the end of two years from the redemption date shall revert to the general funds of the Corporation, after which reversion, the holders of such shares so called for redemption shall look only to the general funds of the Corporation for the payment of such cash.  So long as full cumulative dividends on the Series A Preferred Stock for all past Dividend Periods that have ended shall have been or contemporaneously are (i) declared and paid in cash, or (ii) declared and a sum sufficient for the payment thereof in cash is set apart for payment, nothing herein shall prevent or restrict the Corporation’s right or ability to purchase, from time to time, either at a public or a private sale, all or any part of the Series A Preferred Stock at such price or prices as the Corporation may determine, subject to the provisions of applicable law, including the repurchase of shares of Series A Preferred Stock in open-market transactions duly authorized by the Board.

(b)          No shares of Series A Preferred Stock shall be redeemed by the Corporation pursuant to the Redemption Right if following such redemption less than $100,000,000 of liquidation preference of Series A Preferred Stock would remain outstanding; provided, however, the foregoing shall not prevent any purchase or other acquisition of Series A Preferred Stock pursuant to any offer to purchase, tender offer or exchange offer made to each holder of Series A Preferred Stock.

8

(c)          Unless full cumulative dividends on the Series A Preferred Stock for all past Dividend Periods that have ended shall have been or contemporaneously are (i) declared and paid in cash, or (ii) declared and a sum sufficient for the payment thereof in cash is set apart for payment, no shares of Series A Preferred Stock shall be redeemed pursuant to the Redemption Right unless all outstanding shares of Series A Preferred Stock are simultaneously redeemed and the Corporation shall not purchase or otherwise acquire, directly or indirectly, any shares of Series A Preferred Stock (except by conversion into or in exchange for shares of capital stock of the Corporation ranking, as to dividends and upon liquidation, junior to the Series A Preferred Stock); provided, however, that the foregoing shall not prevent the purchase or acquisition of Series A Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series A Preferred Stock.

(d)          Notice of redemption pursuant to the Redemption Right shall be mailed by the Corporation, postage prepaid, not fewer than 30 or more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series A Preferred Stock to be redeemed at their respective addresses as they appear on the stock transfer records of the Corporation.  The notice of redemption may be contingent upon the occurrence of a future event.  No failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series A Preferred Stock, except as to the holder to whom such notice was defective or not given.  In addition to any information required by law or by the applicable rules of any exchange upon which the Series A Preferred Stock may be listed or admitted to trading, each such notice shall state:  (i) the redemption date; (ii) the redemption price; (iii) the number of shares of Series A Preferred Stock to be redeemed; (iv) the place or places where the certificates, if any, representing shares of Series A Preferred Stock are to be surrendered for payment of the redemption price; (v) procedures for surrendering noncertificated shares of Series A Preferred Stock for payment of the redemption price; (vi) that dividends on the shares of Series A Preferred Stock to be redeemed shall cease to accrue on such redemption date; and (vii) that payment of the redemption price and any accrued and unpaid dividends will be made upon presentation and surrender of such Series A Preferred Stock.  If fewer than all of the shares of Series A Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series A Preferred Stock held by such holder to be redeemed.  Notwithstanding anything herein to the contrary, if the Series A Preferred Stock or any depositary shares representing interests in the Series A Preferred Stock are issued in book-entry form through DTC or any other similar facility, notice of redemption may be given to the holders of Series A Preferred Stock at such time and in any manner permitted by such facility.

(e)          If a redemption date falls after a Dividend Record Date and on or prior to the corresponding Dividend Payment Date, each holder of Series A Preferred Stock at the close of business of such Dividend Record Date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares on or prior to such Dividend Payment Date or the Corporation’s default in the payment of the dividend due, and each holder of Series A Preferred Stock that surrenders its shares on such redemption date will be entitled to the dividends accruing after the end of the Dividend Period to which such Dividend Payment Date relates up to, but excluding, the redemption date.  Except as provided herein, the Corporation shall make no payment or allowance for unpaid dividends, whether or not in arrears, on Series A Preferred Stock for which a notice of redemption has been given.

9

(f)          All shares of the Series A Preferred Stock redeemed or repurchased pursuant to this Section 6, or otherwise acquired in any other manner by the Corporation, shall be retired and shall be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to series or class and may thereafter be reissued as shares of any series of preferred stock.

Section  7.     Special Optional Redemption.

(a)          Upon the occurrence of a Change of Control, the Corporation will have the option upon written notice mailed by the Corporation, postage pre-paid, no fewer than 30 nor more than 60 days prior to the redemption date and addressed to the holders of record of shares of the Series A Preferred Stock to be redeemed at their respective addresses as they appear on the stock transfer records of the Corporation, to redeem shares of the Series A Preferred Stock, in whole or in part within 120 days after the first date on which such Change of Control occurred, for cash at $25,000 per share plus accrued and unpaid dividends, if any, to, but not including, the redemption date (“Special Optional Redemption Right”). No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series A Preferred Stock except as to the holder to whom notice was defective or not given. If, prior to the Change of Control Conversion Date, the Corporation has provided or provides notice of redemption with respect to all of the Series A Preferred Stock (whether pursuant to the Redemption Right or the Special Optional Redemption Right), the holders of shares of Series A Preferred Stock will not have the conversion right described below in Section 9. Notwithstanding anything herein to the contrary, if the Series A Preferred Stock or any depositary shares representing interests in the Series A Preferred Stock are issued in book-entry form through DTC or any other similar facility, notice of redemption may be given to the holders of Series A Preferred Stock at such time and in any manner permitted by such facility.

(b)          In addition to any information required by law or by the applicable rules of any exchange upon which the Series A Preferred Stock may be listed or admitted to trading, such notice shall state: (i) the redemption date; (ii) the redemption price; (iii) the number of shares of Series A Preferred Stock to be redeemed; (iv) the place or places where the certificates, if any, representing shares of Series A Preferred Stock are to be surrendered for payment of the redemption price; (v) procedures for surrendering noncertificated shares of Series A Preferred Stock for payment of the redemption price; (vi) that dividends on the shares of Series A Preferred Stock to be redeemed will cease to accrue on the redemption date; (vii) that payment of the redemption price and any accrued and unpaid dividends will be made upon presentation and surrender of such Series A Preferred Stock; (viii) that the shares of Series A Preferred Stock are being redeemed pursuant to the Special Optional Redemption Right in connection with the occurrence of a Change of Control and a brief description of the transaction or transactions constituting such Change of Control; and (ix) that holders of the shares of Series A Preferred Stock to which the notice relates will not be able to tender such shares of Series A Preferred Stock for conversion in connection with the Change of Control and each share of Series A Preferred Stock tendered for conversion that is selected, prior to the Change of Control Conversion Date, for redemption will be redeemed on the related redemption date instead of converted on the Change of Control Conversion Date. If fewer than all of the shares of Series A Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series A Preferred Stock held by such holder to be redeemed. If fewer than all of the outstanding shares of Series A Preferred Stock are to be redeemed pursuant to the Special Optional Redemption Right, the shares of Series A Preferred Stock to be redeemed shall be selected pro rata (as nearly as practicable without creating fractional shares) or by lot.

10

(c)          If the Corporation has given a notice of redemption pursuant to the Special Optional Redemption Right and has set aside sufficient funds for the redemption in trust for the benefit of the holders of the Series A Preferred Stock called for redemption, then from and after the redemption date, those shares of Series A Preferred Stock will be treated as no longer being outstanding, no further dividends will accrue and all other rights of the holders of those shares of Series A Preferred Stock will terminate. The holders of those shares of Series A Preferred Stock will retain their right to receive the redemption price for their shares and any accrued and unpaid dividends to, but not including, the redemption date, without interest. So long as full cumulative dividends on the Series A Preferred Stock for all past Dividend Periods shall have been or contemporaneously are (i) declared and paid in cash, or (ii) declared and a sum sufficient for the payment thereof in cash is set apart for payment, nothing herein shall prevent or restrict the Corporation’s right or ability to purchase, from time to time, either at a public or a private sale, all or any part of the Series A Preferred Stock at such price or prices as the Corporation may determine, subject to the provisions of applicable law, including the repurchase of shares of Series A Preferred Stock in open-market transactions duly authorized by the Board.

(d)          The holders of Series A Preferred Stock at the close of business on a Dividend Record Date will be entitled to receive the dividend payable with respect to the Series A Preferred Stock on the corresponding Dividend Payment Date notwithstanding the redemption of the Series A Preferred Stock pursuant to the Special Optional Redemption Right between such Dividend Record Date and the corresponding Dividend Payment Date or the Corporation’s default in the payment of the dividend due. Except as provided herein, the Corporation shall make no payment or allowance for unpaid dividends, whether or not in arrears, on Series A Preferred Stock for which a notice of redemption pursuant to the Special Optional Redemption Right has been given.

(e)          All shares of the Series A Preferred Stock redeemed or repurchased pursuant to this Section 7, or otherwise acquired in any other manner by the Corporation, shall be retired and shall be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to series or class and may thereafter be reissued as shares of any series of preferred stock.

Section  8.      Voting and Preferred Director Rights.

(a)          Holders of the Series A Preferred Stock shall not have any voting rights, except as required by applicable law and as set forth in this Section 8.

11

(b)          Whenever dividends on any shares of Series A Preferred Stock shall not have been paid, and remain unpaid, for the equivalent of six or more full quarterly dividend periods, whether or not for consecutive Dividend Periods (a “Preferred Dividend Default”), the holders of such Series A Preferred Stock (voting together as a single class with all other classes or series of preferred stock of the Corporation upon which like voting rights have been conferred and are exercisable (“Parity Preferred”)) shall be entitled to vote for the election of a total of two additional directors of the Corporation (the “Preferred Directors”) and the number of directors constituting the entire Board will be increased by two directors, until all accrued and unpaid dividends on the Series A Preferred Stock shall have been paid in full through the most recently completed Dividend Period following a Preferred Dividend Default; provided, however, that it shall be a qualification for election for any such Preferred Director that the election of such director shall not cause the Corporation to violate the corporate governance requirement of the New York Stock Exchange (or any other securities exchange or other trading facility on which securities of the Corporation may then be listed or traded) that listed or traded companies must have a majority of independent directors. For the avoidance of doubt, in no circumstances shall there be more than two Preferred Directors.

(c)          The Preferred Directors will be elected by a plurality of the votes cast in the election for a one-year term and each Preferred Director will serve until his or her successor is duly elected and qualified or until such Preferred Director’s right to hold office terminates, whichever occurs earlier, subject to such Preferred Director’s earlier death, disqualification, resignation or removal.  The election will take place at (i) either (A) a special meeting called in accordance with Section 8(d) below or (B) the next annual or special meeting of stockholders, and (ii) each subsequent annual meeting of stockholders, or special meeting held in place thereof, until all such accrued and unpaid dividends on the Series A Preferred Stock have been paid in full.  A dividend in respect of Series A Preferred Stock shall be considered timely made if made within two Business Days after the applicable Dividend Payment Date if at the time of such late payment date there shall not be any prior Dividend Periods in respect of which full dividends were not timely made at the applicable Dividend Payment Date.

(d)          At any time when such voting rights shall have vested, a proper officer of the Corporation shall call or cause to be called, upon written request of holders of record of at least 10% of the aggregate outstanding shares of Series A Preferred Stock and Parity Preferred, a special meeting of the holders of Series A Preferred Stock and each class or series of Parity Preferred by mailing or causing to be mailed to such holders a notice of such special meeting for the election of directors.  In the case of such a written request, such special meeting shall be held within 90 days after the delivery of such request and, in either case, at the place and upon the notice provided by law and in the By-Laws; provided, that the Corporation shall not be required to call such a special meeting if such request is received less than 120 days before the date fixed for the next ensuing annual meeting of stockholders and the holders of all outstanding Series A Preferred and Parity Preferred are afforded the opportunity to elect such directors (or fill any vacancy) at such annual meeting of stockholders.  The record date for determining holders of the Series A Preferred Stock and Parity Preferred entitled to notice of and to vote at such special meeting will be the close of business on the third Business Day preceding the day on which such notice is mailed.  At any such annual or special meeting, all of the holders of the Series A Preferred Stock and Parity Preferred, by plurality vote, voting together as a single class without regard to class or series, shall be entitled to elect two directors on the basis of one vote per $25,000 of liquidation preference to which such Series A Preferred Stock and Parity Preferred are entitled by their terms (excluding amounts in respect of accrued and unpaid dividends) and not cumulatively.  The holder or holders of one-third of the then-outstanding Series A Preferred Stock and Parity Preferred, voting as a single class, present in person or by proxy, will constitute a quorum for the election of the Preferred Directors, except as otherwise provided by law.  Notice of all meetings at which holders of the Series A Preferred Stock and Parity Preferred shall be entitled to vote will be given to such holders at their addresses as they appear in the stockholder records of the Corporation.  At any such meeting or adjournment thereof in the absence of a quorum, subject to the provisions of any applicable law, a majority of the holders of the Series A Preferred Stock and Parity Preferred, voting as a single class, present in person or by proxy shall have the power to adjourn the meeting for the election of the Preferred Directors, without notice other than an announcement at the meeting, until a quorum is present.  If a Preferred Dividend Default shall terminate after the notice of a special meeting has been given but before such special meeting has been held, the Corporation shall, as soon as practicable after such termination, mail or cause to be mailed notice of such termination to holders of the Series A Preferred Stock and Parity Preferred that would have been entitled to vote at such special meeting.

12

(e)          If and when all such accrued and unpaid dividends on such Series A Preferred Stock shall have been paid in full through the most recently completed dividend period following a Preferred Dividend Default, the right of the holders of Series A Preferred Stock and Parity Preferred to elect such additional two directors shall immediately cease (subject to re-vesting in the event of each and every Preferred Dividend Default), and the term of office of each Preferred Director so elected shall terminate and the size of the Board shall be reduced accordingly.  Any Preferred Director may be removed at any time with or without cause by the vote of, and shall not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding Series A Preferred Stock and Parity Preferred entitled to vote thereon when they have the voting rights set forth in Section 8(b) (voting as a single class).  So long as a Preferred Dividend Default shall continue, any vacancy in the office of a Preferred Director may be filled by written consent of the Preferred Director remaining in office, or if none remains in office, by a vote of the holders of record of the outstanding Series A Preferred Stock when they have the voting rights described above (voting as a single class with all other classes or series of Parity Preferred) in accordance with Sections 8(c) and (d).  Each of the Preferred Directors shall be entitled to one vote on any matter.

(f)           So long as any shares of Series A Preferred Stock remain outstanding, the Corporation shall not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of Series A Preferred Stock outstanding at the time and of each other class or series of Parity Preferred, given in person or by proxy, either in writing or at a meeting (voting together as a single class without regard to series):

(i)           authorize or create, or increase the number of authorized or issued shares of, any class or series of capital stock ranking senior to the Series A Preferred Stock with respect to payment of dividends or the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation or reclassify any authorized shares of capital stock of the Corporation into such capital stock, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such capital stock;

13

(ii)          amend, alter or repeal the provisions of the Certificate of Incorporation or this Certificate of Designations so as to adversely affect the rights, preferences, privileges or voting powers of the Series A Preferred Stock, taken as a whole; provided, however, holders of shares of Series A Preferred Stock shall not be entitled to vote with respect to (A) any increase in the total number of authorized shares of Common Stock or Preferred Stock of the Corporation, or (B) any increase in the number of authorized shares of Series A Preferred Stock or the creation or issuance of any other class or series of capital stock, or (C) any increase in the number of authorized shares of any other class or series of capital stock, in each case referred to in clause (A), (B) or (C) above, ranking on parity with or junior to the Series A Preferred Stock with respect to the payment of dividends and the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation; and

(iii)          consummate a binding share exchange or reclassification involving the Series A Preferred Stock, or a merger or consolidation of the Corporation with another corporation or other entity, unless in each case (x) the shares of Series A Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (y) such Series A Preferred Stock remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not less favorable, taken as a whole, to the holders thereof than the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the Series A Preferred Stock immediately prior to such consummation, taken as a whole.

If an amendment, alteration, repeal, share exchange, reclassification, merger or consolidation described above would adversely affect one or more but not all series of Series A Preferred Stock and Parity Preferred, then only the series adversely affected and entitled to vote shall vote to the exclusion of all other series of such Parity Preferred. If all series of such Parity Preferred are not equally affected by the proposed amendment, alteration, repeal, share exchange, reclassification, merger or consolidation described above, there shall be required a two-thirds approval of each series that will have a diminished status.

So long as any shares of Series A Preferred Stock remain outstanding, the holders of shares of Series A Preferred Stock also will have the exclusive right to vote on any amendment, alteration or repeal of the provisions of the Certificate of Incorporation or this Certificate of Designations or the terms of the Series A Preferred Stock on which holders of Series A Preferred Stock are otherwise entitled to vote pursuant to this Section 8(f) that would alter only the contract rights, as expressly set forth in the Certificate of Incorporation or this Certificate of Designations of the Series A Preferred Stock, and the holders of any other classes or series of the capital stock of the Corporation will not be entitled to vote on such an amendment, alteration or repeal.

Except as set forth herein, holders of the Series A Preferred Stock shall not have any voting rights with respect to, and the consent of the holders of the Series A Preferred Stock shall not be required for, the taking of any corporate action regardless of the effect that such corporate action may have upon the powers, preferences, voting power or other rights or privileges of the Series A Preferred Stock.

14

(g)          The foregoing voting provisions of this Section 8 shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series A Preferred Stock shall have been redeemed or (i) notice of redemption of all of the outstanding shares of Series A Preferred Stock has been given, (ii) the funds necessary for such redemption have been set aside by the Corporation in trust for the benefit of the holders of such shares of Series A Preferred Stock so called for redemption, and (iii) irrevocable instructions have been given to pay the redemption price and all accrued and unpaid dividends.

(h)          In any matter in which the Series A Preferred Stock may vote (as expressly provided herein), each share of Series A Preferred Stock shall be entitled to one vote per $25,000 of liquidation preference (excluding amounts in respect of accrued and unpaid dividends).

Section  9.      Conversion.  The shares of Series A Preferred Stock are not convertible into or exchangeable for any other property or securities of the Corporation, except as provided in this Section 9.

(a)          Upon the occurrence of a Change of Control involving the issuance of additional shares of Common Stock or other Change of Control transaction, in each case, approved by holders of Common Stock, each holder of shares of Series A Preferred Stock shall have the right, unless, prior to the Change of Control Conversion Date, the Corporation has provided or provides notice of its election to redeem the Series A Preferred Stock pursuant to the Redemption Right or Special Optional Redemption Right, to convert some or all of the Series A Preferred Stock held by such holder (the “Change of Control Conversion Right”) on the Change of Control Conversion Date into a number of shares of Common Stock, per share of Series A Preferred Stock to be converted (the “Common Stock Conversion Consideration”) equal to the lesser of (A) the quotient obtained by dividing (i) the sum of (x) the $25,000 liquidation preference per share of Series A Preferred Stock to be converted plus (y) the amount of any accrued and unpaid dividends to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a Dividend Record Date and prior to the corresponding Dividend Payment Date, in which case no additional amount for such accrued and unpaid dividends will be included in such sum) by (ii) the Common Stock Price and (B) 1,309 (the “Share Cap”), subject to the immediately succeeding paragraph.

The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a distribution of the Common Stock), subdivisions or combinations (in each case, a “Share Split”) with respect to the Common Stock as follows: the adjusted Share Cap as the result of a Share Split shall be the number of shares of Common Stock that is equivalent to the product obtained by multiplying (i) the Share Cap in effect immediately prior to such Share Split by (ii) a fraction, the numerator of which is the number of shares of Common Stock outstanding after giving effect to such Share Split and the denominator of which is the number of shares of Common Stock outstanding immediately prior to such Share Split.

In the case of a Change of Control pursuant to which shares of Common Stock shall be converted into cash, securities or other property or assets (including any combination thereof) (the “Alternative Form Consideration”), a holder of shares of Series A Preferred Stock shall receive upon conversion of such shares of Series A Preferred Stock the kind and amount of Alternative Form Consideration which such holder would have owned or been entitled to receive upon the Change of Control had such holder held a number of shares of Common Stock equal to the Common Stock Conversion Consideration immediately prior to the effective time of the Change of Control (the “Alternative Conversion Consideration”; and the Common Stock Conversion Consideration or the Alternative Conversion Consideration, as may be applicable to a Change of Control, shall be referred to herein as the “Conversion Consideration”).

15

In the event that holders of Common Stock have the opportunity to elect the form of consideration to be received in the Change of Control, the Conversion Consideration will be deemed to be the kind and amount of consideration actually received by holders of a majority of the Common Stock that voted for such an election (if electing between two types of consideration) or holders of a plurality of the Common Stock that voted for such an election (if electing between more than two types of consideration), as the case may be, and will be subject to any limitations to which all holders of Common Stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in the Change of Control.

The “Change of Control Conversion Date” shall be a Business Day set forth in the notice of Change of Control provided in accordance with Section 9(c) below that is no less than 20 days nor more than 35 days after the date on which the Corporation provides such notice pursuant to Section 9(c).

The “Common Stock Price” shall be (i) if the consideration to be received in the Change of Control by the holders of Common Stock is solely cash, the amount of cash consideration per share of Common Stock or (ii) if the consideration to be received in the Change of Control by holders of Common Stock is other than solely cash (x) the average of the closing sale prices per share of Common Stock (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control as reported on the principal U.S. securities exchange on which the Common Stock is then traded, or (y) the average of the last quoted bid prices for the Common Stock in the over-the-counter market as reported by OTC Markets Group, Inc. or similar organization for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, if the Common Stock is not then listed for trading on a U.S. securities exchange.

(b)          No fractional shares of Common Stock shall be issued upon the conversion of Series A Preferred Stock. In lieu of fractional shares, holders shall be entitled to receive the cash value of such fractional shares based on the Common Stock Price.

16

(c)          Within 15 days following the occurrence of a Change of Control, a notice of occurrence of the Change of Control, describing the resulting Change of Control Conversion Right, shall be delivered to the holders of record of the shares of Series A Preferred Stock at their addresses as they appear on the Corporation’s share transfer records and notice shall be provided to the Corporation’s transfer agent. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the conversion of any share of Series A Preferred Stock except as to the holder to whom notice was defective or not given. Each notice shall state: (i) the events constituting the Change of Control; (ii) the date of the Change of Control; (iii) the last date on which the holders of Series A Preferred Stock may exercise their Change of Control Conversion Right; (iv) the method and period for calculating the Common Stock Price; (v) the Change of Control Conversion Date, which shall be a Business Day occurring within 20 to 35 days following the date of such notice; (vi) that if, prior to the Change of Control Conversion Date, the Corporation has provided or provides notice of its election to redeem all or any portion of the Series A Preferred Stock, the holder will not be able to convert shares of Series A Preferred Stock designated for redemption and such shares of Series A Preferred Stock shall be redeemed on the related redemption date, even if they have already been tendered for conversion pursuant to the Change of Control Conversion Right; (vii) if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per share of Series A Preferred Stock; (viii) the name and address of the paying agent and the conversion agent; and (ix) the procedures that the holders of Series A Preferred Stock must follow to exercise the Change of Control Conversion Right.

(d)          The Corporation shall issue a press release for publication on the Dow Jones & Company, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if such organizations are not in existence at the time of issuance of such press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), or post notice on the Corporation’s website, in any event prior to the opening of business on the first Business Day following any date on which the Corporation provides notice pursuant to Section 9(c) above to the holders of Series A Preferred Stock.

(e)          In order to exercise the Change of Control Conversion Right, a holder of shares of Series A Preferred Stock shall be required to deliver, on or before the close of business on the Change of Control Conversion Date, the certificates (if any) representing the shares of Series A Preferred Stock to be converted, duly endorsed for transfer, together with a written conversion notice completed, to the Corporation’s transfer agent. Such notice shall state: (i) the relevant Change of Control Conversion Date; (ii) the number of shares of Series A Preferred Stock to be converted; and (iii) that the shares of Series A Preferred Stock are to be converted pursuant to the applicable provisions of these Articles Supplementary. Notwithstanding the foregoing, if the shares of Series A Preferred Stock are held in global form, such notice shall comply with applicable procedures of the DTC.

(f)           Holders of Series A Preferred Stock may withdraw any notice of exercise of a Change of Control Conversion Right (in whole or in part) by a written notice of withdrawal delivered to the Corporation’s transfer agent prior to the close of business on the Business Day prior to the Change of Control Conversion Date. The notice of withdrawal must state: (i) the number of withdrawn shares of Series A Preferred Stock; (ii) if certificated shares of Series A Preferred Stock have been issued, the certificate numbers of the shares of withdrawn Series A Preferred Stock; and (iii) the number of shares of Series A Preferred Stock, if any, which remain subject to the conversion notice. Notwithstanding the foregoing, if the shares of Series A Preferred Stock are held in global form, the notice of withdrawal shall comply with applicable procedures of DTC.

17

(g)          Shares of Series A Preferred Stock as to which the Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn shall be converted into the applicable Conversion Consideration in accordance with the Change of Control Conversion Right on the Change of Control Conversion Date, unless, prior to the Change of Control Conversion Date, the Corporation has provided or provides notice of its election to redeem such shares of Series A Preferred Stock, whether pursuant to its Redemption Right or Special Optional Redemption Right. If the Corporation elects to redeem shares of Series A Preferred Stock that would otherwise be converted into the applicable Conversion Consideration on a Change of Control Conversion Date, such shares of Series A Preferred Stock shall not be so converted and the holders of such shares shall be entitled to receive on the applicable redemption date $25,000 per share, plus any accrued and unpaid dividends thereon to, but not including, the redemption date.

(h)          The Corporation shall deliver the applicable Conversion Consideration no later than the third Business Day following the Change of Control Conversion Date.

Section  10.    Record Holders.  The Corporation and its transfer agent may deem and treat the record holder of any Series A Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor its transfer agent shall be affected by any notice to the contrary.

Section  11.    No Maturity or Sinking Fund.  The Series A Preferred Stock has no maturity date, and no sinking fund has been established for the retirement or redemption of Series A Preferred Stock.

Section  12.    Exclusion of Other Rights.  The Series A Preferred Stock shall not have any preferences or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption other than expressly set forth in the Certificate of Incorporation and this Certificate of Designations.

Section  13.    Headings of Subdivisions.  The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

Section  14.    Severability of Provisions.  If any preferences or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the Series A Preferred Stock set forth in the Certificate of Incorporation and this Certificate of Designations is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other preferences or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of Series A Preferred Stock set forth in the Certificate of Incorporation which can be given effect without the invalid, unlawful or unenforceable provision thereof shall, nevertheless, remain in full force and effect and no preferences or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the Series A Preferred Stock herein set forth shall be deemed dependent upon any other provision thereof unless so expressed therein.

Section  15.    No Preemptive Rights.  No holder of shares of Series A Preferred Stock of the Corporation shall be entitled to, as such holder, any preemptive right to purchase or subscribe for or acquire any additional shares of capital stock of the Corporation or any other security of the Corporation convertible into or carrying a right to subscribe to or acquire shares of capital stock of the Corporation.

18

Section  16.    Notices.  All notices or communications in respect of Series A Preferred Stock shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Certificate of Designations, in the Certificate of Incorporation or By-Laws or by applicable law.

Section  17.    Calculation Agent.  Unless the Corporation has validly called all shares of the Series A Preferred Stock for redemption on the First Call Date, the Corporation will appoint a banking institution or trust company as calculation agent with respect to the Series A Preferred Stock prior to the Reset Dividend Determination Date preceding the First Call Date.  If the Corporation is unable to appoint a calculation agent using commercially reasonable efforts, the Corporation may appoint itself or an affiliate as calculation agent.  The Corporation may, in its sole discretion, remove the calculation agent in accordance with the agreement between the Corporation and the calculation agent; provided, however, that the Corporation shall appoint a successor calculation agent who shall accept such appointment prior to the effectiveness of such removal.  Upon any such removal or appointment, the Corporation shall send notice thereof in accordance with Section 16 hereof.

19

IN WITNESS WHEREOF, WESCO International, Inc. has caused this Certificate of Designations to be duly executed in its corporate name as of the date first set forth above.

WESCO INTERNATIONAL, INC.

By:
Name:	David S. Schulz
Title:	Senior Vice President and Chief Financial Officer